UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MID PENN BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 25, 2022

Dear Shareholders:

You are cordially invited to attend the live webcast of our 2022 Annual Meeting of Shareholders, which will be held in a virtual meeting format at 10:00 a.m. EDT on Tuesday, May 10, 2022. The meeting will be conducted solely online via live webcast to support the health and well-being of our shareholders, directors, officers, and employees given the ongoing COVID-19 pandemic. There is no physical location for the annual meeting. You will be able to attend the annual meeting online and vote your shares electronically by visiting https://meetnow.global/MVZN56R at the time of the meeting. To be admitted into the meeting, you will be required to enter the control number found on your proxy card.

The Notice of the Annual Meeting and the enclosed proxy statement address the formal business of the meeting. The formal business agenda includes the election of four Class C Directors, a non-binding vote to approve our executive compensation, and a proposal to ratify the appointment of our independent registered public accounting firm. At the meeting, management will review the Corporation’s operations during the past year.

You are encouraged to vote your shares online via the Internet, by telephone, or you can mark, sign, date, and return the accompanying proxy as soon as possible in the postage-paid envelope. Whether or not you plan to attend the virtual annual meeting, please vote as soon as possible to ensure that your shares are represented and voted at the annual meeting.

Sincerely, Rory G. Ritrievi Chair, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2022

To the Shareholders of Mid Penn Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. (the “Corporation”) will be held at 10:00 a.m. EDT on Tuesday, May 10, 2022. The meeting will be held in a virtual meeting format via a live webcast. At the meeting, you will be asked to consider and act upon the following matters:

1.	to elect four Class C Directors, each to serve for a three-year term or until the earlier of their resignation or their respective successors shall have been elected and qualified;

2.	to conduct a non-binding, advisory vote on the compensation paid to the Corporation’s named executive officers;

3.	to ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022; and

to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

You will not be able to attend the annual meeting in person; however, you will be able to attend the annual meeting online and vote your shares electronically by visiting https://meetnow.global/MVZN56R on the meeting date and time as described in the accompanying proxy statement.

In accordance with the Corporation’s By-laws and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 2022, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

We have enclosed a copy of the Corporation’s Annual Report on Form 10-K (“annual report”) for the year ended December 31, 2021. You may obtain an additional copy of the Corporation’s annual report, including the financial statements and any exhibits for the 2021 year, at no cost, by contacting Justin T. Webb, Interim Chief Financial Officer, 2407 Park Drive, Harrisburg, Pennsylvania 17110, telephone: (866) 642-7736 or by visiting www.edocumentview.com/MPB.

Whether or not you plan to attend the virtual annual meeting, your vote is very important, and we encourage you to vote promptly. To vote your shares, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope. You may also vote online via the Internet or by telephone prior to the meeting, or by clicking on the “Vote” link on the Meeting Center site during the meeting. If you execute a proxy but later decide to attend the annual meeting virtually, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the annual meeting virtually and voting electronically during the meeting if you so desire, but it will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Rory G. Ritrievi

Board Chair

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2022. The proxy statement, proxy card and 2021 annual report to shareholders are available at www.edocumentview.com/MPB.

2407 Park Drive, Harrisburg, Pennsylvania 17110

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

MAY 10, 2022

Nasdaq Global Market Trading Symbol: MPB

This proxy statement is furnished by the Board of Directors of Mid Penn Bancorp, Inc. and

is being first mailed to Shareholders on or about March 25, 2022.

EXECUTIVE COMPENSATION	36

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022	41

AUDIT COMMITTEE REPORT	42

CHANGE IN THE CORPORATION’S CERTIFYING ACCOUNTANT	44

ADDITIONAL INFORMATION	45

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING	46

2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy summary highlights information contained elsewhere in the proxy statement. You should review the complete proxy statement before voting.

2022 Annual Meeting Information

Date & Time	Location	Record Date
Tuesday, May 10, 2022 10:00 a.m. EDT	https://meetnow.global/MVZN56R	March 1, 2022

How to Vote

By Proxy

Shareholders of record may vote their shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

By Internet

If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

By Telephone

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call 1-800-652-8683 and then follow the instructions.

During the Annual Meeting

Shareholders of record may virtually attend the annual meeting and vote. Information regarding how to virtually attend the annual meeting is included in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

2022 PROXY STATEMENT	i

 PROXY STATEMENT SUMMARY

Proposals to be Presented at the 2022 Annual Meeting of Shareholders

We present below a brief description of each of the proposals to be presented for action by the shareholders at the 2022 Annual Meeting. Detailed information regarding each proposal can be found beginning at the page indicated. The Board is not aware of any matters other than those described below that may come before the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS – PAGE 1

The first item of business to be acted upon by the shareholders is the election of four (4) directors to Class C. The Board proposes the following nominees for election as Class C Directors:
• Robert A. Abel	• Theodore W. Mowery
• Matthew G. DeSoto	• William A. Specht, III

The Board unanimously recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL NO. 2:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION – PAGE 24

The second item of business to be acted upon by the shareholders is a vote on the compensation paid to the Corporation’s named executive officers, commonly referred to as “say-on-pay”. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR approval of the compensation of the named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in this Proxy Statement.

PROPOSAL NO. 3:

RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 – PAGE 41

The third item of business to be acted upon by the shareholders is the ratification of the selection of the Corporation’s independent auditors for 2022. The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2022. Although this ratification is not required by the Corporation’s By-laws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2022.

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 PROXY STATEMENT SUMMARY

Mission Statement
To reward all of our shareholders, critically serve and support all of our customers and communities, and cherish all of our employees.

2021 Highlights

Key Financial Accomplishments

With stock appreciation and dividends, we delivered a total shareholder return of 49% in 2021.	Total assets grew to nearly $5 billion as of December 31, 2021.	Organic loan growth for 2021 was $191 million, or an annual increase of 9%.

Organic deposit growth for 2021 was $475 million, or an annual increase of 19%.	Noninterest income increased by $3.6 million, or 20% compared to the prior year.	Paid cash dividends during 2021 of $0.84 per common share.

In the first six months of 2021, we originated over 2,800 Paycheck Protection Program (PPP) loans totaling $370 million.

We completed an underwritten public offering
of 2,990,000 shares of common stock at a
price of $25.00 per share, with aggregate gross
proceeds of the offering totaling $75 million
before underwriting discounts and
offering expenses.

On November 30, 2021, we successfully completed

the acquisition of Riverview Financial Corporation resulting in the issuance of 4,519,776 shares of common stock for a total purchase price
of $143 million, adding $1.2 billion in assets
to our balance sheet.

2022 PROXY STATEMENT	iii

 PROXY STATEMENT SUMMARY

Best Small Bank

Newsweek magazine evaluates more than 2,500 FDIC-insured financial institutions annually on 30+ criteria and named Mid Penn Best Small Bank in Pennsylvania on their America’s Best Banks list for 2022.

Community Support

In 2021, Mid Penn Bancorp, Inc. and its subsidiaries contributed $1.88 million to local community and non-profit organizations.

545 Community Organizations Supported	$40,000 Donated by Employees for Local Non-Profits	$125,000 Donated to Breast Cancer Research through Mid Penn Celebrity Golf Classic

3,500 Hours Volunteered by Employees	$142,000 Donated to Prostate Cancer Research through No Shave November Fundraiser	158 Educational & Scholarship Organizations Supported

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 PROXY STATEMENT SUMMARY

ESG Highlights

Mid Penn’s executive leadership team and Board of Directors recognize the importance of an ongoing focus on its Environmental, Social, and Governance (“ESG”) oversight framework. An internal committee comprised of members of our senior management team has been established to promote a variety of ESG programs and goals, including sustainability, diversity, inclusion, equality, and transparency. The Board, through its Nominating and Corporate Governance Committee, oversees the Corporation’s various ESG initiatives.

Environmental Responsibility

Mid Penn is devoted to operating in a sustainable manner and has undertaken a number of initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. In 2021, we:

•	Increased the use of e-records and e-signing technology resulting in a reduction of paper waste and carbon emissions.

•	Migrated our technology infrastructure to a cloud environment, which reduced our energy usage.

•	Encouraged environmentally friendly workplace practices by supporting recycling throughout our administrative offices and financial center locations.

•	Began a multi-year process of converting all facilities to energy efficient systems and finishes to minimize carbon footprint.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, will provide a strategic benefit to the Corporation. Furthermore, Mid Penn recognizes that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental consciousness.

Social Impact

Our success depends on a highly skilled, properly motivated, and valued workforce. To that end, employees are provided with professional development opportunities to gain the skills and knowledge they need to advance the Corporation and fulfill personal career goals. For example, we have begun to transform and modernize our talent management practices at Mid Penn. In 2021, we began implementing Human Capital Management (“HCM”) reporting and practices to establish a foundation to enable leaders to better hire talent and manage teams, including goal setting, performance evaluations, succession planning, and learning and development. We also offer competitive compensation and benefits packages that reflect the needs of our workforce. We offer medical, dental, and vision benefits, life and disability, parental leave, education reimbursement, and paid time off. We provide competitive retirement benefits including a 401(k)-match program. In addition to base salary and benefits, Mid Penn employees participate in incentive plans that support our organizational philosophy of allowing employees to share in the Corporation’s performance and success. Since the start of the COVID-19 pandemic in 2020 and throughout 2021, the health and safety of Mid Penn’s employees and their families has been our highest priority. In 2021, we continued the evaluation and evolution of our pandemic plan.

2022 PROXY STATEMENT	v

 PROXY STATEMENT SUMMARY

Diversity, Equality & Inclusion (“DEI”) is also a big part of who we are at Mid Penn. Our commitment to Diversity & Inclusion starts with hiring, retaining, and developing a workforce that is diverse in background, knowledge, skill and experience. As of December 2021, women represented approximately 70% and self-identified racial and ethnic minorities represented approximately 9% of the Corporation’s workforce. With a view toward increasing the representation of women, underrepresented minorities, and the LGBTQ+ community on the Board, the Nominating and Corporate Governance Committee has identified a goal of achieving a balanced level of diversity in the composition of the Board. Three of the last four Board appointments achieved diversity objectives.

Mid Penn has non-discrimination and anti-harassment policies as outlined in our employee handbook and a formal Code of Ethics. To encourage productive conversations within our organization, during 2021, we held forums and townhalls to provide opportunities for all colleagues to participate in discussions on career growth, diversity initiatives, mentoring and volunteerism. A Juneteenth Essay contest was held throughout the organization to further facilitate DEI dialogue.

Mid Penn measures success not only in financial terms, but also in community impact. We are a community bank committed to investing in the financial health and well-being of our neighbors, and we believe that the success of our communities is a shared responsibility. Therefore, we support various organizations through fundraising efforts, educational sponsorship, and community development partnerships. In 2021, we are proud to have:

•	Participated in Beyond School Walls through Big Brothers Big Sisters of the Capital Region, which provides financial education through onsite mentorship.

•	Bolstered principles of financial responsibility through the My Savings Account program, which teaches money management skills to children.

•	Awarded academic scholarships to deserving high school seniors throughout Pennsylvania.

•	Reinvested in the community through social programs such as Life Geisinger Senior Center to ensure seniors are given access to social programs.

•	Donated to Camp Curtain, part of the Harrisburg YMCA, to facilitate youth programs.

Mid Penn is passionate about being a good corporate citizen in the communities where we live and work. Going forward, the Corporation will continue to partner with nonprofit organizations that promote financial literacy, decrease the number of individuals facing economic barriers and make our communities reflections of our commitments and values.

Governance and Ethics

We are committed to achieving excellence in our governance practices to establish a strong foundation for the Corporation’s long-term success. We conduct our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our customers, employees, investors, partners, and regulators.

Our Code of Ethics ensures that our directors, officers, and employees remain in compliance with all applicable rules and regulations. Our Board of Directors, with 13 (out of 15) independent directors, is responsible for oversight of the management of the Corporation and its business for the long-term benefit of our shareholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as continuing director education. Our Whistleblower and Complaint Policy further supports our stated goals with our governance structure. In 2021, our Board prioritized corporate citizenship by aligning our DEI and ESG programs under our Nominating and Corporate Governance Committee, providing a formalized structure for both.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor, and mitigate risk including information security risk management and cyber defense programs. These teams maintain rigorous testing programs and regularly provide updates to the Board. The Corporation has a robust Information Security program that incorporates multiple

vi

 PROXY STATEMENT SUMMARY

layers of physical, logical, and written controls. We leverage the latest encryption configurations and technologies on our systems, devices, and third-party connections and further vet third-party vendors’ encryption, as required, through the organization’s vendor management process.

While we are pleased to share our 2021 ESG progress, we strive to maintain and enhance our ESG standards and efforts in 2022. For more information regarding ESG, please visit the Investors link on the Corporation’s website at www.midpennbank.com.

2022 PROXY STATEMENT	vii

 PROXY STATEMENT SUMMARY

Snapshot of Board of Directors

Name	Age	Director Since	Principal Occupation	Independent

Class C Directors Nominees up for election in Proposal 1

Robert A. Abel	63	2011	Principal and Shareholder, Brown Schultz Sheridan & Fritz	Yes

Matthew G. DeSoto	45	2008	President and Chief Executive Officer, MI Windows and Doors, LLC	Yes

Theodore W. Mowery	63	2003	Founding Partner, Gunn Mowery, LLC	Yes

William A. Specht, III	60	2006	President and Chief Executive Officer, Seal Glove Manufacturing, Inc. and Ark Safety	Yes

Continuing Directors

Kimberly J. Brumbaugh	53	2019	Founder and Managing Partner, Brumbaugh Wealth Management, LLC	Yes

Maureen M. Gathagan	48	2021	Partner, Bittersweet Management, LLC and Member, Gathagan Investment Company, LP	Yes

Howard R. Greenawalt	69	2021	Former Owner and Officer, Greenawalt & Company, P.C.	Yes

Robert C. Grubic	70	2006	Chairman and Chief Executive Officer, Herbert, Rowland & Grubic, Inc.	Yes

Brian A. Hudson, Sr.	67	2021	Former Executive Director and Chief Executive Officer, Pennsylvania Housing Finance Agency	Yes

Gregory M. Kerwin	71	1999	Senior Partner, Kerwin & Kerwin, LLP	Yes

Donald F. Kiefer	67	2018	Former Chairman, President and Chief Executive Officer, The Scottdale Bank & Trust Company	Yes

John E. Noone	62	2012	President, Shamrock Investments, LLC	Yes

Noble C. Quandel, Jr.	74	2015	Executive Chairman, Quandel Enterprises, Inc.	Yes

Rory G. Ritrievi	58	2009	Chair, President and Chief Executive Officer, Mid Penn Bancorp, Inc.	No

David E. Sparks	78	2018	Founder, Former Chairman and Chief Executive Officer, First Priority Financial Corp.	No

Board Expertise	Board Diversity
Executive/Leadership	Director Age Director Tenure	Director Diversity
15/15

Financial/Accounting/Banking
14/15

Legal/Regulatory
9/13

Development, Succession, Benefits, Compensation
13/15

Information Technology
7/13

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The Corporation’s By-laws authorize the number of directors to be not less than five (5) nor more than twenty-five (25). The By-laws also provide for three classes of directors with staggered three-year terms of office. Terms of the members of each Class expire at successive annual meetings. Currently, Class A consists of six directors; Class B consists of five directors; and Class C consists of four directors.

The Board nominated the four persons named below to serve as directors until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal from office. The Board Chair individually met with and interviewed each candidate for re-nomination to assess if the candidate desired to serve an additional term and to determine the best manner in which each director could serve most effectively in the next three years. The nominees are presently members of the Board and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board then in office may select someone to fill the vacancy until the expiration of the term of the Class of directors to which he or she is appointed.

The proxy holders intend to vote proxies for the election of each of the four nominees named below, unless you indicate that your vote should be withheld from any or all of them. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

The Board proposes the following nominees for election as Class C Directors at the annual meeting:
• Robert A. Abel	• Theodore W. Mowery
• Matthew G. DeSoto	• William A. Specht, III

The Board unanimously recommends a vote FOR the election of each of the nominees listed above as Class C Directors of Mid Penn Bancorp, Inc.

2022 PROXY STATEMENT	1

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following individuals currently are serving three-year terms on the Corporation’s Board and will serve until their successors are duly elected and take office. Information, as of the date of this proxy statement, concerning the four nominees to the Board and the eleven continuing directors appears below. The ages of our directors are as of May 10, 2022 and all other information (other than share ownership) is as of the date of this proxy statement. There are no family relationships among the directors or between the directors and any executive officer.

Class A Directors (to serve until 2023)

Age: 69 Director Since: 2021 Independent Board Committees • Audit • Directors Loan	Howard R. Greenawalt

Biographical Information

•   Howard R. Greenawalt was appointed a director on November 30, 2021, pursuant to the Agreement and Plan of Merger, by and between the Corporation and Riverview Financial Corporation.

•   He previously served as a director of Riverview, formerly a Nasdaq-listed company, since 2012.

•   Mr. Greenawalt is a Certified Public Accountant (inactive) and a former Owner and Officer of Greenawalt & Company, P.C., a public accounting firm which was located in Mechanicsburg and Carlisle, Pennsylvania.

•   While a member of the firm, he was the officer in charge of several audit and tax engagements of community banks and other financial institutions in Central Pennsylvania.

•   He retired as an Officer and Owner of the firm on January 1, 2012, but continued as an employee until his retirement on December 31, 2018.

•   He attended the University of North Carolina, Chapel Hill and received a Bachelor of Science Degree in Accounting from Elizabethtown College.

•   Mr. Greenawalt is a member of the American Institute of Certified Public Accountants (“AICPA”) and the Pennsylvania Institute of Certified Public Accountants (“PICPA”).

•   He served on the PICPA Council, and was a member of the PICPA Professional Ethics Committee, serving two years as Committee Chairman.

•   He also served a term as the President of the South Central Chapter of the PICPA.

•   He attended and completed both levels of the AICPA National Banking School at the University of Virginia.

•   Mr. Greenawalt was a Certified Business Manager, a Certified Financial Services Auditor, and a Chartered Bank Auditor prior to his retirement.

•   He is a past member of the boards of various community and civic organizations, serving as an officer on several of them.

•   Due to his extensive audit, accounting, and tax experience, the Board has determined that Mr. Greenawalt adds value to the Corporation and is qualified to serve on the Board, as well as on the Directors Loan Committee and as a Financial Expert on the Audit Committee.

2

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 70 Director Since: 2006 Independent Board Committees • Audit • Directors Loan • Real Estate	Robert C. Grubic

Biographical Information

•   In 1989, Robert C. Grubic became President and Chief Executive Officer of Herbert, Rowland & Grubic, Inc., a consulting engineering firm based in Harrisburg, PA and currently serves as Chairman and Chief Executive Officer.

•   Mr. Grubic has a Bachelor of Civil Engineering Degree from Villanova University and a Master of Business Administration Degree from The Pennsylvania State University.

•   He has served on numerous civic and community boards and groups in the greater Harrisburg area.

•   Mr. Grubic has overall management responsibility of the 250+ person engineering firm of Herbert, Rowland & Grubic, Inc., including oversight of all financial, administrative, human resources and technical components of the firm.

•   Due to his many years of experience in managing a successful engineering firm, the Board feels Mr. Grubic’s vast knowledge of business operations is invaluable and qualifies him to serve on the Board.

•   Mr. Grubic served as Chairman of the Board of the Corporation and the Bank from 2012, until July 2021, after previously serving as Vice Chairman.

•   He currently serves on the Audit, Real Estate, and Directors Loan Committees.

Age: 67 Director Since: 2021 Independent Board Committees • Audit • Nominating and Corporate Governance	Brian A. Hudson, Sr.

Biographical Information

•   Brian A. Hudson, Sr. became a director on January 27, 2021.

•   Prior to his retirement, Mr. Hudson served as the Executive Director and Chief Executive Officer of the Pennsylvania Housing Finance Agency (PHFA), an agency whose mission is to address affordable housing finance through specialized financing programs at the federal, state, and local levels.

•   He is a Certified Public Accountant, a Chartered Global Management Accountant, and a Certified Treasury Professional.

•   Currently, he serves, with the designation of SEC Financial Expert, as a Director and Audit Committee Chair of Erie Indemnity Company, a Nasdaq-listed company, and as a Director for both the Community Development Trust and the Penn State Health Milton S. Hershey Medical Center.

•   Mr. Hudson is past President and former board member of the National Council of State Housing Agencies, is past Chair of the Commonwealth Cornerstone Group, and previously served on the board of the National Housing Trust.

•   He has also served on the Federal Reserve Board Consumer Advisory Council and is former Director and Audit Committee Chair of the Federal Home Loan Bank of Pittsburgh.

•   While at the Federal Home Loan Bank of Pittsburgh, he was designated an SEC Financial Expert and also served on the Governance, Human Resources, Affordable Housing, Executive, and Enterprise Risk Management Committees.

•   Mr. Hudson earned a Bachelor’s Degree in Business Administration from The Pennsylvania State University.

•   The Board has determined that Mr. Hudson’s extensive background in accounting and finance and industry knowledge, and his current and past service on a number of boards qualify him to serve on the Board.

•   Mr. Hudson serves on the Nominating and Corporate Governance Committee and as a Financial Expert on the Audit Committee, adding great value to the Corporation.

2022 PROXY STATEMENT	3

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 67 Director Since: 2018 Independent Board Committees • Executive • Nominating and Corporate Governance	Donald F. Kiefer

Biographical Information

•   Donald F. Kiefer became a director on January 8, 2018, pursuant to the Agreement and Plan of Merger, dated March 29, 2017, by and among the Corporation, the Bank and The Scottdale Bank & Trust Company.

•   Mr. Kiefer was employed by The Scottdale Bank & Trust Company, Scottdale, PA (“Scottdale”) from December 1981, where he served as Trust Officer, until September 1984.

•   He was elected President and Chief Executive Officer of Scottdale in September 1984 and held that position until the merger with the Bank in January 2018.

•   He also served as a director of Scottdale since 1984, and as Chairman since 2003.

•   Mr. Kiefer earned a Bachelor’s Degree in Economics from Allegheny College, Meadville, PA and a Master’s in Business Administration from Rochester Institute of Technology (“RIT”), Rochester, NY.

•   Upon graduation from RIT in 1979, Mr. Kiefer was employed by The Community Savings Bank in Rochester, NY as a staff auditor.

•   Mr. Kiefer is President of The Scottdale Cemetery Association and has been on the Board of Directors since 1985.

•   He is a member of the Kiwanis Club and a past member of the Rotary, The Scottdale Chamber of Commerce, and other community and civic organizations.

•   The Board has determined that Mr. Kiefer’s extensive banking experience and leadership qualify him to serve on the Board, as well as on the Executive Committee and the Nominating and Corporate Governance Committee.

Age: 62 Director Since: 2012 Independent Board Committees • Audit (Chair) • Directors Loan • Executive	John E. Noone

Biographical Information

•   John E. Noone is President of Shamrock Investments, LLC, a Central Pennsylvania firm investing in commercial real estate and private business equity.

•   He began his career in Accounting, and he became a Pennsylvania Certified Public Accountant before entering banking and corporate finance.

•   As a banker, Mr. Noone managed a Commercial Banking Division of Pennsylvania National Bank as Vice President and Regional Commercial Banking Manager in Harrisburg, PA.

•   He became an entrepreneur with the acquisition of McCann School of Business in 1993, which, after significant growth, was sold in late 2002.

•   In 2003, Mr. Noone was a co-founder of Higher Education Solutions, LLC (“HES”) and began developing privatized student apartments for colleges and universities.

•   The apartment portfolio of HES was sold in late 2007, and Mr. Noone formed Shamrock Investments, LLC.

•   Mr. Noone earned a Bachelor of Science Degree in Business with a concentration in Accounting from Marywood University.

•   He also completed the Central Pennsylvania School of Commercial Banking at Bucknell University and the Advanced Commercial Lending School at the University of Virginia.

•   Mr. Noone previously served on the Board of the Pennsylvania Economic Development Financing Authority, Pennsylvania Chamber of Business and Industry, Pennsylvania Association of Private School Administrators, West Shore Country Club (past President), and various other civic and community organizations.

•   He is a current member of the Operational Committee of the Pennsylvania Community Development Bank.

•   Due to his extensive business experience and his accounting and banking background, the Board has determined that Mr. Noone adds value to the Corporation and is qualified to serve as the Lead Independent Director, as well as on the Executive Committee, the Directors Loan Committee, and as a Financial Expert and Chair of the Audit Committee.

4

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 74 Director Since: 2015 Independent Board Committees • Compensation • Executive • Real Estate (Chair)	Noble C. Quandel, Jr.

Biographical Information

•   Noble C. Quandel, Jr. became a director on March 1, 2015, pursuant to the Agreement and Plan of Merger, dated August 27, 2014, by and between the Corporation and Phoenix Bancorp, Inc.

•   Mr. Quandel joined the Phoenix Bancorp, Inc. Board in 2004, where he served most recently as Vice Chairman.

•   Mr. Quandel is Executive Chairman of Quandel Enterprises, Inc. in Harrisburg, PA, a company that provides construction, construction management, engineering and development services in the Mid-Atlantic region.

•   Mr. Quandel is a graduate of Bloomsburg University. Upon graduation, he continued working in the company business with his parents and assumed the position of President and Chief Executive Officer from his father in 1977. Under his management, the Company has grown to operate twelve offices in a geographical area which encompasses the Mid-Atlantic region.

•   Mr. Quandel currently serves on the Board of Directors of the Northeastern Pennsylvania Alliance (NEPA), the Board of Directors of Schuylkill Economic Development Corporation, the Keystone Contractors Association and the Minersville Area Community Improvement Organization.

•   He also served on the Board of Directors for the Pottsville Area School District as past Board President and is the past President of the General Contractors Association of Pennsylvania.

•   He has served as past Chairman of the Easter Seals of Central Pennsylvania’s inaugural Capital Campaign.

•   Mr. Quandel has been a guest lecturer at Bucknell University, Bloomsburg University School of Business and The Pennsylvania State University.

•   He is a past member of the Board of Directors of Pennsylvania National Bank and is also past Chairman of the Board of Directors of Keystone Contractors Association and Schuylkill Economic Development Corporation.

•   He is a past member of the Board of Directors of Capital Region Economic Development Corporation and Schuylkill Chamber of Commerce.

•   In 2002, Mr. Quandel was the recipient of the Torch of Liberty Award from the Anti-Defamation League of B’nai B’rith, which celebrates families with a tradition of community service who have passed the torch of good deeds, leadership and philanthropy to the next generation.

•   The Board has determined that Mr. Quandel’s vast knowledge of business operations and his community involvement qualify him to serve on the Board and on the Compensation and Executive Committees and as Chair of the Real Estate Committee.

•   Mr. Quandel also serves as Chair of the Bank’s Schuylkill County Business Development Advisory Board.

2022 PROXY STATEMENT	5

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class B Directors (to serve until 2024)

Age: 53 Director Since: 2019 Independent Board Committees • Compensation • Nominating and Corporate Governance	Kimberly J. Brumbaugh

Biographical Information

•   Kimberly J. Brumbaugh is the Managing Partner and founded Brumbaugh Wealth Management, LLC (formerly known as Brumbaugh Wealth Management Group) in 2004 after having worked in the industry for a Philadelphia firm since 1998.

•   This was a career change after transitioning from the automotive industry where she managed a department of thirty employees for many years while attending Widener University at night for Business Administration.

•   She continued her education at the American College in Bryn Mawr, PA where she earned her securities licenses and certifications in Financial Services.

•   Ms. Brumbaugh has served on community boards for more than two decades, currently as a Trustee for Penn Medicine Chester County Hospital Foundation Board and Chair of their Finance and Investment Committee.

•   Ms. Brumbaugh is a past Chair of the Chester County Chamber of Business and Industry, and the Southeastern Pennsylvania Autism Resource Center (“SPARC”).

•   In addition, she supports her industry as a member of the Million Dollar Round Table-Top of the Table, the Financial Planning Association, and the National Association of Insurance and Financial Advisors (“NAIFA”).

•   Ms. Brumbaugh’s firm manages $500 million in client assets, received the 2018 Velocity 50 Award from CEO Report, and was recognized as a Top Wealth Manager in the Wall Street Journal in 2019 and Fortune Magazine in 2020.

•   The Board has determined that Ms. Brumbaugh’s extensive knowledge in business operations, development of employees, financial management, leadership and community involvement qualifies her to serve on the Board, as well as on the Compensation and Nominating and Corporate Governance Committees.

Age: 48 Director Since: 2021 Independent Board Committees • Compensation • IT/Compliance	Maureen M. Gathagan

Biographical Information

•   Maureen M. Gathagan was appointed a director on November 30, 2021, pursuant to the Agreement and Plan of Merger, by and between the Corporation and Riverview Financial Corporation.

•   She previously served as a director of Riverview, formerly a Nasdaq-listed company, since 2017.

•   Ms. Gathagan is a founding partner of Bittersweet Management, LLC, and a member of Gathagan Investment Co., LP.

•   She has more than 20 years of diverse management experience in various industries including retail pharmacy, retail grocery, and fast-food restaurants.

•   She earned a Bachelor of Arts Degree in Applied Psychology from Indiana University of Pennsylvania and a Master of Science Degree in Industrial & Organizational Psychology from the University of Baltimore.

•   Ms. Gathagan is a Board member of Clearfield Educational Foundation.

•   The Board has determined that Ms. Gathagan’s active involvement and participation in numerous local non-profit and charitable organizations qualify her to serve on the Board, as well as on the Compensation and the IT/Compliance Committees.

6

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 71 Director Since: 1999 Independent Board Committees • Compensation • Executive • IT/Compliance	Gregory M. Kerwin

Biographical Information

•   Gregory M. Kerwin is the senior partner of Kerwin & Kerwin, LLP, a small family law firm in Elizabethville, PA that has been serving clients in Central Pennsylvania since 1945.

•   He is a member of the Pennsylvania Bar Association and former director and current member of the Dauphin County Bar Association.

•   He is admitted to practice before all courts in Pennsylvania, the United States Middle District Court and the U.S. Supreme Court. The focus of his firm is on real estate, estates and trusts, commercial and municipal law.

•   During his legal career, he has served as solicitor for numerous townships, boroughs and municipal authorities in Dauphin and Schuylkill Counties.

•   His firm currently represents nine municipal governments.

•   Mr. Kerwin has served on the Board of Directors of the Miners Bank of Lykens, the Dauphin County General Authority, Villa Teresa Nursing Home, Reiff & Nestor Company in Lykens, the Lykens Community Development Corporation, Goodwill Industries of Elizabethville, the Finance Council for the Catholic Diocese of Harrisburg and the Elizabethville Bicentennial Steering Committee.

•   He is a member of the Lykens Chamber of Commerce.

•   A licensed commercial pilot and former certified flight instructor, Mr. Kerwin serves as co-trustee for Bendigo Airport, a public use airport in Tower City, PA.

•   He is a graduate of The Pennsylvania State University and lifetime member of the alumni association and Nittany Lion Club. He earned his Juris Doctorate from the Dickinson School of Law in Carlisle, PA.

•   Because of his legal expertise and his knowledge of the Bank’s local communities, the Board has determined that Mr. Kerwin adds substantial value to the Corporation and is qualified to serve on the Board, as well as on the Executive, Compensation, and IT/Compliance Committees.

Age: 58 Director Since: 2009 Board Committees • Directors Loan • Executive (Chair) • IT/Compliance • Real Estate	Rory G. Ritrievi

Biographical Information

•   On February 25, 2009, Rory G. Ritrievi joined the Corporation and the Bank as President and Chief Executive Officer.

•   Mr. Ritrievi has worked in the financial services industry for more than 35 years.

•   He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg, where he managed all aspects of the customer experience including the retail network, lending, marketing and public relations. As Chief Lending Officer, Mr. Ritrievi was responsible for loan production, credit quality and credit administration.

•   Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor of Arts Degree in Economics from the University of Pittsburgh. He is a licensed, but non-practicing attorney in the state of Pennsylvania.

•   He is currently serving on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program and on the Board of Directors of the Harrisburg Area YMCA. He previously served on the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council and on the Board of Directors of the Pennsylvania Association of Community Bankers.

•   Because of his banking experience, his educational background and leadership skills, the Board concluded that Mr. Ritrievi is the right person to lead the Corporation and the Bank and that these attributes qualify him to serve as Chair, President, and Chief Executive Officer of the Corporation and the Bank.

•   Mr. Ritrievi also serves as Chair of the Executive Committee and is a member of the Real Estate, Directors Loan, and IT/Compliance Committees.

2022 PROXY STATEMENT	7

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 78 Director Since: 2018 Board Committees • Executive • IT/Compliance • Real Estate	David E. Sparks

Biographical Information

•   David E. Sparks became a director on August 1, 2018, pursuant to the Agreement and Plan of Merger, dated January 16, 2018, by and between Mid Penn Bancorp, Inc. and First Priority Financial Corp.

•   Mr. Sparks retired from banking on August 1, 2019. Prior to his joining the Mid Penn Board, he was the Founder, Chairman and Chief Executive Officer of First Priority Bank in 2005 and Chairman and Chief Executive Officer of First Priority Financial Corp., the parent company of First Priority Bank since its formation in 2007.

•   Mr. Sparks is a graduate of Furman University, Greenville, SC, and attended Harvard University’s Advanced Management Program (“AMP”).

•   He has over forty years of bank management experience with an emphasis on finance and capital markets, mergers and acquisitions and strategic planning.

•   Prior to forming First Priority, Mr. Sparks was Founder, Chairman and Chief Executive Officer of Millennium Bank, Malvern, PA, which was sold in 2004.

•   Mr. Sparks currently serves as Executive Vice Chairman and a Director of Cumberland Advisors Inc., a registered investment advisor headquartered in Sarasota, FL.

•  The Board has determined that Mr. Sparks’ extensive banking experience qualifies him to serve on the Board, the Executive Committee, the Real Estate Committee, and the IT/Compliance Committee, adding great value to the Corporation.

Class C Directors and Class C Director Nominees (to serve until 2025)

Age: 63 Director Since: 2011 Independent Board Committees • Audit • Nominating and Corporate Governance (Chair)	Robert A. Abel

Biographical Information

•   Robert A. Abel, a Certified Public Accountant and Certified Specialist in Estate Planning, is a Principal, Shareholder and a member of the executive committee of Brown Schultz Sheridan & Fritz, in Camp Hill, PA.

•   This regional CPA firm with five offices provides tax, audit and consulting services.

•   Mr. Abel has written many articles and participated in seminars on the topics of estate planning, wealth transfer and financial planning for the closely held corporation.

•   He received a Bachelor of Science Degree from Shippensburg University, from which he graduated Summa Cum Laude.

•   He is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the National Association of Estate Planners & Councils.

•   He served as past Chairman of the Harrisburg YMCA and assisted in founding a non-profit organization.

•   The Board has determined that Mr. Abel’s vast knowledge in the accounting industry qualifies him to serve as a member of the Board, as a Financial Expert of the Audit Committee and as Chair of the Nominating and Corporate Governance Committee, adding great value to the Corporation.

8

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 45 Director Since: 2008 Independent Board Committees • Compensation • Directors Loan • Nominating and Corporate Governance	Matthew G. DeSoto

Biographical Information

•   In 2013, Matthew G. DeSoto became President and Chief Executive Officer of MI Windows and Doors, LLC, based in Gratz, PA.

•   He previously held numerous sales and operational roles since joining the business in 1999.

•   MI Windows and Doors is a leading fabricator of window and patio door products designed for residential and light commercial projects throughout the United States.

•   Mr. DeSoto serves on the Penn State Health Four Diamonds Fund Advisory Board, the Board of the MI Charitable Foundation and is an active member of the Young Presidents Organization.

•   Mr. DeSoto attended The Pennsylvania State University pursuing a Bachelor of Science Degree in Marketing.

•   The Board has determined that, as President and Chief Executive Officer of MI Windows and Doors, Mr. DeSoto’s knowledge in all aspects of business operations is an asset to the Corporation and well qualifies him to serve on the Board.

•   Mr. DeSoto serves on the Compensation, Nominating and Corporate Governance, and Directors Loan Committees.

Age: 63 Director Since: 2003 Independent Board Committees • Compensation (Chair) • Directors Loan	Theodore W. Mowery

Biographical Information

•   Theodore W. Mowery is a licensed insurance agent in life, health, property and casualty insurance and holds Securities Series 6 and 63 licenses.

•   He is a founding partner of Gunn Mowery LLC, who currently employs 60 people and manages insurance and employee benefit programs for over 10,000 clients.

•   He is a founding partner in Mowery Insurance, Inc. and is also a partner in Gunn Mowery Properties, LLC, a real estate holding company.

•   Mr. Mowery is a member of the National Association of Insurance and Financial Advisors and the Estate Planning Council of Central Pennsylvania.

•   He formerly served as President of the Camp Hill School Board, President of the Mental Health Association of Cumberland, Dauphin and Perry Counties, and past Board member of the Capital Region Economic Development Council, the Lion Foundation and the West Shore Country Club.

•   Mr. Mowery has a Bachelor of Arts Degree from Gettysburg College.

•   Due to his vast knowledge of the insurance services industry and his experience in managing all aspects of his company, the Board has determined that Mr. Mowery adds substantial value to the Corporation and is well qualified to serve as a member of the Board, the Directors Loan Committee and Chair of the Compensation Committee.

2022 PROXY STATEMENT	9

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 60 Director Since: 2006 Independent Board Committees • Audit • Directors Loan (Chair) • Real Estate	William A. Specht, III

Biographical Information

•   William A. Specht, III is President and Chief Executive Officer of Seal Glove Manufacturing, Inc. and Ark Safety, and serves on the Board of Directors. As President and Chief Executive Officer of his business affiliations, Mr. Specht is knowledgeable in all aspects of business operations.

•   Mr. Specht served on the Dauphin County Planning Commission for a total of nine years, from 2010 through 2019, serving as Chair for two years and Vice Chair for two years.

•   Mr. Specht previously served as a Board member of MANTEC, a non-profit corporation, a member of the Consumer Advisory Board of Capital Blue Cross and as a School Board Director of the Millersburg Area School District.

•   Mr. Specht is an active member of the Millersburg community and has served and continues to serve in various capacities with various organizations. The Board has determined Mr. Specht’s knowledge and management of his business affiliations add value to the Corporation and well qualify him to serve on the Board.

•   In 2012, Mr. Specht was appointed Vice Chairman of the Board of the Corporation and the Bank and served in this role until July 2021.

•   Mr. Specht serves on the Audit and Real Estate Committees, and as Chair of the Directors Loan Committee.

10

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Compensation of the Board

The Corporation periodically obtains or conducts a survey of director fees, committee fees and other director compensation of banks that are similar in asset size and in similar markets to the Corporation and the Bank. The Compensation Committee reviews these surveys and recommends to the full Board any changes to the compensation of Board members for the upcoming year. The Board has final approval of the compensation of its directors. Directors, with the exception of the Board Chair and Vice Chair, received an annual Board fee of $50,000 for the year 2021. Mr. Grubic received $73,333 and Mr. Specht received $65,417 for serving a partial year as Board Chair and Vice Chair, respectively. Mr. Noone received $57,750 for serving a partial year as Lead Independent Director. Committee Chairs, excluding the Board Chair and Vice Chair, received an additional $2,000 in annual compensation. Board members who also serve on the Bank’s Regional Business Development Advisory Boards receive an additional fee for each meeting attended. In 2021, Ms. Brumbaugh attended three meetings of the Mid Penn Bank Southeast Region Business Development Advisory Board, receiving total fees of $2,250 for such additional service. Additionally, in 2021, Mr. Quandel attended one meeting of the Mid Penn Bank Schuylkill County Business Development Advisory Board, receiving total fees of $250 for such additional service. No other directors received such additional meeting fees. Mr. Ritrievi does not receive a fee for serving on the Board.

On June 1, 2021, each non-employee Director who was serving on the Board at that time was awarded a restricted stock grant of $20,000, equating to 703 shares of the Corporation’s common stock, with a fair market value of $28.45 per share, as part of his or her compensation. These common stock awards were granted with a one-year vesting restriction.

The Corporation and Bank maintain a deferred fee plan for directors, which enables a director to annually elect to defer payment of his or her fees until he or she terminates service on the Board. For 2021, the maximum amount each director could defer was 100% of his or her annual director’s fee. Participating directors may elect to receive either a lump sum or equal monthly installments in an amount equal to his or her deferral account (plus interest) upon retirement, early termination, disability, change in control or a hardship. If a director dies before distribution of his or her deferral account commences, the director’s designated beneficiary is entitled to receive the amounts in his or her deferral account or the projected account balance at the time the Corporation adopted the deferred fee plan (limited by the amount of net coverage purchased by the Bank), whichever is greater. For 2021, current members of the Corporation’s Board participated in this plan as follows: Mr. Abel deferred $34,000; Mr. Mowery deferred $52,000; Mr. Noone deferred $57,750; and Mr. Grubic deferred $58,666.

In May 1995, the Bank adopted the Mid Penn Bank Director Retirement Plan, which we refer to as the “Director Retirement Plan.” Under the Director Retirement Plan, Bank directors who terminate their service on the Board other than for cause with at least five years of service are eligible to receive a retirement benefit. The five-year service requirement is waived if a director’s service is terminated for disability or within 90 days of a change in control. The annual benefit is determined by multiplying the “base retirement amount” for the director’s position ($654.65 for the Chair, $327.33 for all other directors, which reflect the inflationary adjusted rates for 2021) by the number of full years the member served. The plan contains an annual inflationary adjustment provision. Benefits are paid in cash on a quarterly basis and continue for 60 quarterly payments or until the director’s death, if earlier.

As detailed in the “Director Compensation Table”, in 2021, the current non-employee members of the Corporation’s Board were paid $1,050,782, in the aggregate, for their service as directors, which includes (i) all Board fees and fees paid to Ms. Brumbaugh and Mr. Quandel for attendance at Mid Penn Bank Business Development Advisory Board Meetings, (ii) the value of restricted stock awards, and (iii) change in pension value and nonqualified deferred compensation earnings. Additionally, pursuant to the terms of the First Priority merger agreement, Mr. Sparks was paid $105,000 in 2021 for his services as a non-employee consultant. Mr. Sparks’ consulting services ended in 2021.

2022 PROXY STATEMENT	11

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table summarizes the total compensation that non-employee directors earned for service as directors or a non-employee consultant of the Corporation for the year ended December  31, 2021.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($) (3)	Total ($)

Robert A. Abel	52,000		20,000	4,268	-	76,268

Kimberly J. Brumbaugh	52,250	(4)	20,000	3,847	-	76,097

Matthew G. DeSoto	50,000		20,000	3,565	-	73,565

Maureen M. Gathagan	4,167		-	-	-	4,167

Howard R. Greenawalt	4,167		-	-	-	4,167

Robert C. Grubic	73,333		20,000	4,560	-	97,893

Brian A. Hudson, Sr.	50,000		20,000	-	-	70,000

Gregory M. Kerwin	50,000		20,000	4,560	-	74,560

Donald F. Kiefer	50,000		20,000	4,439	-	74,439

Theodore W. Mowery	52,000		20,000	4,275	-	76,275

John E. Noone	57,750		20,000	4,240	-	81,990

Noble C. Quandel, Jr.	52,250	(5)	20,000	4,560	-	76,810

David E. Sparks	50,000		20,000	-	105,000	175,000

William A. Specht, III	65,417		20,000	4,134	-	89,551

(1)	Amounts reflect the 703 shares of restricted stock granted on June 1, 2021 based on the fair value of the common stock on the grant date ($28.45 per share).

(2)	Amounts reflect the present value of the amount accrued to the directors in 2021 for the Mid Penn Bank Director Retirement Plan.

(3)

Amount reflects the payment of $15,000 per month to Mr. Sparks in the form of non-employee consultant fees for 24 months beginning August 1, 2019 and ending July 1, 2021 per the terms of the First Priority merger agreement.

(4)	Includes $2,250 in fees paid to Ms. Brumbaugh for attending the Bank’s Southeast Region Business Development Advisory Board Meetings.

(5)	Includes $250 in fees paid to Mr. Quandel for attending the Bank’s Schuylkill County Business Development Advisory Board Meetings.

12

GOVERNANCE OF THE CORPORATION

Overview

The Board believes that the purpose of corporate governance is to ensure that the Corporation employs a system of operating practices and procedures designed to maximize shareholder value in a manner consistent with legal and regulatory requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board believes promote these objectives, are sound and represent best practices. These governance practices, Pennsylvania law (the state of incorporation), the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities, are continually reviewed for consistency and applicability.

The Corporation seeks director candidates who uphold the highest standards of professionalism, are committed to the Corporation’s values and are strong independent stewards of the long-term interests of shareholders, employees, customers and the communities in which we work. The Board, through the Nominating and Corporate Governance Committee, considers Board composition on an ongoing basis, with a focus on recruiting directors who exhibit the qualities required to effectively oversee the Corporation, including its present and future strategies. The Board primarily seeks directors with experience in fields relevant to the Corporation’s businesses and operations and who are willing to effectively challenge and provide independent oversight of management. The Board seeks candidates who collectively represent a diversity of age, experience, perspectives, and viewpoints, including diversity with respect to gender, race, ethnicity and geography.

All of our directors must be qualified in terms of education, professional experience and applicable skills or core competencies. Each director must exhibit integrity, sound judgment, strong work ethic, strength of conviction, a collaborative approach to decision making, inquisitiveness and, of extreme importance, an independent mindset.

The Board believes that it is important that a director’s and shareholders’ interests are financially aligned. In order to promote such alignment of interests, it is the Corporation’s policy that a newly elected director own at least 500 shares of Corporation common stock upon his or her election, and accumulate a total of at least 2,500 shares by the end of his or her second year on the Board.

The Board also believes that director refreshment is an important component of good corporate governance and seeks to ensure periodic refreshment through a combination of a mandatory retirement age and term limits. By limiting the age and tenure of directors, the Board ensures that the Corporation will benefit from a balanced mix of long-term institutional knowledge, fresh ideas, and independence from management, while promoting director engagement and mitigating against complacency. To that end, the Board has adopted a policy that, with certain limited exceptions for directors in office prior to January 1, 2020, generally requires a director to retire at age 70 and limits director tenure to a maximum of 15 years, in the aggregate. For more information regarding the director retirement and tenure policy, please refer to the Nominating and Corporate Governance Committee Policy and Charter available on the Corporation’s website.

Director Independence

The Corporation’s current Board is comprised of fifteen individuals. The Board has determined that all but one of the Corporation’s non-executive Board members are independent under Nasdaq’s corporate governance listing standards, resulting in 87% of the Board being deemed independent of management. In accordance with Nasdaq listing standards, only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

To be considered independent, a director must have no disqualifying relationships as defined by the Nasdaq listing rules, and the Board must have affirmatively determined that the director has no other relationship with the Corporation, either directly or indirectly, that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

2022 PROXY STATEMENT	13

GOVERNANCE OF THE CORPORATION

In determining the directors’ independence, the Board considered both loan and non-loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Applying the foregoing, the Board has determined that the following directors are independent: Robert A. Abel, Kimberly J. Brumbaugh, Matthew G. DeSoto, Maureen M. Gathagan, Howard R. Greenawalt, Robert C. Grubic, Brian A. Hudson, Sr., Gregory M. Kerwin, Donald F. Kiefer, Theodore W. Mowery, John E. Noone, Noble C. Quandel, Jr., and William A. Specht, III. Rory G. Ritrievi, current Chair, President, and Chief Executive Officer of the Corporation, and David E. Sparks, who received consulting fees from the Corporation in 2021, are not considered independent.

For more information regarding types of transactions, relationships or arrangements considered by the Board in reaching its determination that the directors are independent, please refer to “Related Person Transactions”.

Board Leadership Structure

The Board is led by a Chair selected by the Board. Prior to 2021, the Nominating and Corporate Governance Committee Policy and Charter (the “N&CGC Policy”) required that the role of Chair be filled by a non-executive director. Following a review of the practices of similarly situated, exchange-listed bank holding companies, the Board determined it to be advisable to update the N&CGC Policy to grant the Board the discretion to combine or separate the positions of Chair and Chief Executive Officer depending on the needs and circumstances of the Corporation as they exist from time to time.

In light of the continued evolution and material growth of the Corporation since 2018, the Board appointed Rory G. Ritrievi, President and Chief Executive Officer, to the role of Board Chair in July 2021. The Board believes that Mr. Ritrievi’s leadership role in developing the strategic vision of the Corporation, extensive knowledge of all aspects of the Corporation’s business, risks, shareholder base, employees and customers, and his intimate involvement in the Corporation’s day-to-day activities uniquely qualify him to serve as Board Chair during this important stage of the Corporation’s development, while the presence of an overwhelming majority of independent directors on the Board, coupled with a strong Lead Independent Director in Mr. Noone, enables the Board to continue to effectively provide guidance to, and oversight and accountability of, management.

As updated, the N&CGC Policy empowers the Chair to call meetings of the Board, preside over meetings of the Board and shareholders, and oversee the information provided to the Board in advance of meetings.

In the event that the Chair is an executive of the Corporation or otherwise not independent under Nasdaq listing rules, the updated N&CGC Policy requires that the Board elect a Lead Independent Director, who shall be independent as determined in accordance with Nasdaq listing rules and shall:

•	preside over meetings in the absence of the Chair;

•	preside over meetings of the independent directors and facilitate communications between the independent directors and the Chair;

•	have the authority to call meetings or executive sessions of the independent directors;

•	serve as the liaison between the independent directors and the Chair;

•	be available for consultation and direct communication with major shareholders, as appropriate;

•	provide input to the Chair regarding agenda items and information requested by directors; and

•	discharge such other responsibilities as the Board may assign from time to time.

John E. Noone has served as Lead Independent Director since July 2021. Nasdaq listing rules require that our independent directors meet in executive session at least once annually. This meeting was held in October 2021.

14

GOVERNANCE OF THE CORPORATION

Risk Oversight by Board

The Board is responsible for defining the strategic vision of the Corporation, establishing acceptable risk tolerances within which management is required to operate in order to attain identified strategic objectives, and overseeing and holding management accountable for execution of the overall strategic plan, all with a view toward maximizing shareholder value. Much of this oversight function is administered through the use of committees, which are focused on particular aspects of the Corporation and Bank’s operations and functions, and the risk inherent in those operations and functions. The Board seeks to constitute its committees with Board members who possess certain expertise or skill sets complementary to that committee’s oversight function. For example, the Audit Committee, which is charged with overseeing the financial risk associated with the Corporation’s operations, is comprised of four Board members who qualify as a “financial expert” under the Sarbanes-Oxley Act.

In addition to the general oversight of Corporation business and operations, and recognizing the unique risks that cyber threats pose to today’s financial institutions, the Board also reviews a comprehensive quarterly Enterprise Risk Management Report, prepared by the Bank’s Chief Risk Officer, which includes metrics and trends on major risk areas, including cybersecurity, asset quality, interest rate risk, operations, capital adequacy, and liquidity. Additionally, the IT/Compliance Committee provides further support to the Board in its role of overseeing cybersecurity risks affecting the Corporation by focusing particularly on new and emerging threats and the Corporation’s defenses and responses to those threats.

The Board also recognizes the unique risks that may be posed by virtue of an organization’s compensation practices. In establishing the compensation of the Corporation’s executive officers, specifically, and overseeing the compensation programs of all employees, generally, the Compensation Committee is required to consider the risks associated with the Corporation’s compensation practices, to ensure that such practices do not encourage the taking of unnecessary risks.

Further, in addition to receiving regular reports from Board committees, the Board Chair and the Corporation’s officers keep the full Board informed of the Corporation’s business through regular meetings and by providing regular reports and other materials to Board members. For more information about the Board’s committees, see “Committees and Meetings of the Corporation’s Board” below.

Code of Ethics

The Corporation has adopted a Code of Ethics that applies to directors, officers and employees of the Corporation and the Bank. The Corporation last amended the Code of Ethics on January 26, 2022. A copy is posted under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website, www.midpennbank.com. The Corporation’s Code of Ethics may be viewed on the Mid Penn website at www.midpennbank.com or requested from the Corporate Secretary by telephone at (866) 642-7736.

Restrictions on Hedging

Our Code of Ethics includes anti-hedging provisions that prohibit all employees and directors from day trading or short-selling Corporation securities and from engaging in transactions in any derivative of Corporation securities (other than securities issued under a Corporation compensation plan), including buying and writing options.

Shareholder Communications

Any shareholder who wishes to communicate with the Board may send correspondence to Rory G. Ritrievi, Chair, President, and Chief Executive Officer, Mid Penn Bancorp, Inc., at 2407 Park Drive, Harrisburg, Pennsylvania 17110, with a copy to Elizabeth O. Martin, Corporate Secretary, at the same address. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board has a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Complaints generated are directed to a separate mailing address, which is under the control of the Chair of the Audit Committee. Please refer to Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com for complete details.

2022 PROXY STATEMENT	15

GOVERNANCE OF THE CORPORATION

A shareholder who intends to nominate an individual for election to the Board (other than a candidate proposed by the Board) must notify the Secretary of the Corporation in compliance with the requirements of Article 10, Section 10.1 of the Corporation’s By-laws. Any shareholder who intends to nominate a candidate for election to the Board must notify the Secretary of the Corporation in writing not less than the earlier of (1) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders (which would be November 25, 2022 for the 2023 annual meeting), or (2) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC (which is also November 25, 2022 for the 2023 annual meeting).

Annual Meeting Attendance

All directors attended the 2021 Annual Meeting of Shareholders. While the Corporation does not have a formal policy regarding attendance, all directors are strongly encouraged to attend the Annual Meeting of Shareholders.

Committees and Meetings of the Corporation’s Board

During the year ended December 31, 2021, the Corporation’s Board of Directors held fourteen meetings. In addition, the Corporation’s independent Board members held one independent Board meeting during 2021.

During 2021, the Board maintained seven standing committees, four of which serve only the Corporation: Nominating and Corporate Governance, Executive, Audit, and Compensation; and three of which jointly serve the Corporation and the Bank: Real Estate, IT/Compliance, and Directors Loan. Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees. Current committee membership is displayed in the following table.

Committee Membership Table

	Nominating and Corporate Governance (Corporation only)	Executive (Corporation only)	Audit (Corporation only)	Compensation (Corporation only)	Real Estate (Joint)	IT/ Compliance (Joint)	Directors Loan (Joint)

Robert A. Abel	CC		●/FE

Kimberly J. Brumbaugh	●			●

Matthew G. DeSoto	●			●			●

Maureen M. Gathagan				●		●

Howard R. Greenawalt			●/FE				●

Robert C. Grubic			●		●		●

Brian A. Hudson, Sr.	●		●/FE

Gregory M. Kerwin		●		●		●

Donald F. Kiefer	●	●

Theodore W. Mowery				CC			●

John E. Noone		●	CC/FE				●

Noble C. Quandel, Jr.		●		●	CC

Rory G. Ritrievi		CC			●	●	●

David E. Sparks		●			●	●

William A. Specht, III			●		●		CC

Meetings Held in 2021	7	2	5	4	1	4	10

CC	Committee Chair
●	Member
FE	Financial Expert per Section 407 of the Sarbanes-Oxley Act

16

GOVERNANCE OF THE CORPORATION

Each of the directors attended at least 93% of the total number of Board meetings and committee meetings for the Corporation during their tenure on the Board in 2021. The independent directors met in executive session one time in 2021.

The function of each of the Corporation’s committees is described below.

Nominating and Corporate Governance Committee

Among other responsibilities, this committee identifies, evaluates and recommends to the Board candidates for election or appointment as directors; monitors and makes recommendations to the Board on matters of policies and practices relating to corporate governance; and makes recommendations to the Board with respect to amendments to the Corporation’s organizational documents. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by Nasdaq listing standards). Robert A. Abel serves as Chair of this committee.

The Nominating and Corporate Governance Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. The principal, but not only, responsibility of the Nominating and Corporate Governance Committee is director recruitment and Board succession.

When developing a list of potential nominees, the Nominating and Corporate Governance Committee may take into consideration names provided by shareholders, directors or executive management. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, and profession or business. Information about the individual’s core competencies and personal characteristics, including integrity, expertise and enthusiasm, is also gathered to determine if the candidate meets the criteria listed in the N&CGC Policy. The Nominating and Corporate Governance Committee screens this information to narrow its search of final candidates to be interviewed. Upon completion of the interviews, the Committee makes a final recommendation to the full Board. All potential candidates are screened by the same process regardless of whether they are recommended by a director, a member of executive management, or a shareholder.

With a goal of making progress toward increasing the representation of women, underrepresented minorities and the LGBTQ+ community on the Board, in the interest of inclusive representation, the Nominating and Corporate Governance Committee has identified a goal of achieving, over time, a balanced level of diversity in the composition of the Board. While this goal continues to be a primary focus of the Committee, we are pleased to report that the Board has made significant progress over the last three years with the additions of Ms. Brumbaugh in 2019 and Mr. Hudson and Ms. Gathagan in 2021.

2022 PROXY STATEMENT	17

GOVERNANCE OF THE CORPORATION

The following matrix illustrates the core competencies determined by the Board to be exhibited by each director and nominee, as well as certain other qualifications and personal characteristics.

Board Composition Matrix

	Abel	Brumbaugh	DeSoto	Gathagan	Greenawalt	Grubic	Hudson	Kerwin	Kiefer	Mowery	Noone	Quandel	Ritrievi	Sparks	Specht

Core Competencies

Executive/Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial/Accounting/ Banking	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Legal/Regulatory		✓					✓	✓	✓	✓	✓		✓	✓	✓

Development, Succession, Benefits, Compensation	✓	✓	✓			✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology	✓	✓	✓	✓			✓						✓		✓

Self-Identified Personal Information

Age	63	53	45	48	69	70	67	71	67	63	62	74	58	78	60

Gender (1)	M	F	M	F	M	M	M	M	M	M	M	M	M	M	M

Race (2)	C	C	C	C	C	C	B	C	C	C	C	C	C	C	C

Years Served on MPB Board	11	3	14	<1	<1	16	1	23	4	19	10	7	13	4	16

Share Ownership	18,135	3,607	43,755	3,010	11,653	54,108	500	36,597	1,044,411	27,029	44,119	141,495	32,476	111,377	43,950

Independence	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N	N	Y

(1)	M – Male / F – Female

(2)	C – Caucasian / B – Black

Percent of Board members who meet diversity objectives—20%

Average Age—63

Average Share Ownership – 107,748

18

GOVERNANCE OF THE CORPORATION

The following matrix is required by Nasdaq listing rules and presents information provided by the directors as of the date of this proxy statement.

Board Diversity Matrix

(as of March 25, 2022)

Total Number of Directors – 15

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity

Directors	2	13	—	—
Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	12	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Executive Committee
This committee may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law. Rory G. Ritrievi serves as Chair of this committee.

Audit Committee

This committee oversees audit coverage, selects the independent registered public accounting firm, reviews the annual and quarterly financial statements of the Corporation and auditor’s reports, and monitors with management and the internal and external auditors the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent (as independence is currently defined by Nasdaq listing standards). The Audit Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. John E. Noone serves as Chair of this committee. Robert A. Abel, Howard R. Greenawalt, Brian A. Hudson, Sr., and John E. Noone serve as the Audit Committee Financial Experts.

Compensation Committee

This committee assures that senior executives are compensated effectively in a manner consistent with the Corporation’s compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. This committee also reviews salary adjustments, compensation and benefits programs for all employees and makes recommendations to the Board. All members of the Compensation Committee are independent (as independence is currently defined by Nasdaq listing standards). The Compensation Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. Theodore W. Mowery serves as Chair of this committee.

2022 PROXY STATEMENT	19

GOVERNANCE OF THE CORPORATION

Environmental and Social Commitments

As a publicly traded community financial institution, it is incumbent upon the Corporation to assure that its operations are conducted in a manner that is both consistent with environmental preservation and supportive of the entire community in which it operates.

While the Corporation does not have a formal environmental policy because the nature of its operations does not result in a direct, material impact on the environment, the Corporation strives to operate in a manner that is environmentally friendly. We are currently in the process of developing a multi-year plan to make each of the buildings in which the Corporation and its subsidiaries operate more environmentally friendly through scheduled renovations utilizing materials intended to leave as small a carbon footprint as economically feasible. Additionally, through its credit portfolio, the Corporation has strived to focus its efforts on companies that also operate in an environmentally favorable manner.

Additionally, the Corporation continuously strives to be a socially responsible corporate citizen. As evidenced by the hundreds of thousands of dollars it contributes to charitable causes throughout its footprint, the thousands of hours of community service provided by its employees during work hours, the dedication of its entire team to two major, annual charitable fundraising programs (to combat breast and prostate cancer), and the initiatives it has developed centering on women in banking and promoting diversity and inclusion, the Corporation is commitmented to being a socially responsible corporate citizen.

20

RELATED PERSON TRANSACTIONS

Related person transactions greater than $100,000 must be approved by the Board prior to any commitment by the Bank to any such transaction. Directors do not participate in the discussions and are not present for voting on their own related person transactions. All of the material terms, conditions and purpose of the transaction must be described in writing and provided to the Board, together with the written request for approval of any such transaction. The transaction is to be reviewed and approved by the appropriate senior officer before being submitted to the Board for approval. Related person transactions for ongoing or continuing services can be reviewed and pre-approved within reasonable parameters established by the Board on an as-needed basis. If the terms, pricing or conditions change so as to go outside the specified parameters cited in the request, the transactions are required to be resubmitted for review and approval.

From time to time, the Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with the Corporation’s and the Bank’s officers and directors and their immediate families and companies in which they had an ownership interest of 10% or more, in each case on comparable terms as those prevailing from time to time for other customers and vendors. Loans from the Bank to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Corporation does not extend loans to related persons.

The Bank is party to a lease agreement with an entity that is an affiliate of Mr. Noone, Lead Independent Director of the Corporation’s Board, in connection with a retail branch property located in Mechanicsburg, Pennsylvania, which has a remaining initial term of 13 years. Following our 2015 acquisition of Phoenix Bancorp, Inc., the Bank assumed a lease agreement with the same entity in connection with a retail branch property located in Frackville, Pennsylvania, which has a remaining initial term of 15 years. The aggregate lease payments to such entity, of which Mr. Noone is a 98% limited partner, totaled approximately $175,000 during 2021. In determining director independence, the Board considered these lease arrangements and concluded they do not impact the independence of Mr. Noone.

Mr. Sparks, a member of the Corporation’s Board, received consulting fees of $105,000 in 2021.

Neither the Corporation nor the Bank has entered into any other material transactions, proposed or consummated, with any other director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons.

2022 PROXY STATEMENT	21

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially on March 1, 2022, more than 5% of the outstanding shares of the Corporation’s common stock.

Beneficial ownership of the Corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	voting power, which includes the power to vote or to direct the voting of the stock; or

•	investment power, which includes the power to dispose or direct the disposition of the stock; or

•	the right to acquire beneficial ownership within 60 days after March 1, 2022.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

Castle Creek Capital Partners VI, LP 6051 El Tordo Rancho Santa Fe, CA 92091	926,412	(1)	5.8%

Lawrence Keister & Co. PO Box 254 Scottdale, PA 15683	1,003,259	(2)	6.3%

Marilyn K. Andras 244 East Lake Road Acme, PA 15610	1,037,978	(3)	6.5%

Lawrence J. Kiefer 305 Dogwood Drive Smithfield, PA 15478	1,038,251	(4)	6.5%

Donald F. Kiefer 156 Montgomery Road Scottdale, PA 15683	1,044,411	(5)	6.5%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,112,593	(6)	7.0%

(1)	As of March 3, 2022, based upon information received from representatives of Castle Creek Capital Partners VI, LP.
(2)

Donald F. Kiefer, a director of the Corporation and Bank, Lawrence J. Kiefer, an employee of the Bank, and Marilyn K. Andras, a former employee of the Bank, may be deemed to be beneficial owners of these shares because each of these individuals is a managing partner of Lawrence Keister & Co., a Pennsylvania general partnership (the “Partnership”), and may be deemed to share investment and voting power.

(3)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Marilyn K. Andras is also the beneficial owner of an additional 34,719 shares, giving her total beneficial ownership of 1,037,978 shares.

(4)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Lawrence J. Kiefer is also the beneficial owner of an additional 34,992 shares, giving him total beneficial ownership of 1,038,251 shares.

(5)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Donald F. Kiefer is also the beneficial owner of an additional 41,152 shares, excluding 703 shares of restricted stock, giving him total beneficial ownership of 1,044,411 shares.

(6)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2022 by BlackRock, Inc.

22

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Share Ownership by the Directors, Officers and Nominees

The following table shows, as of March 1, 2022, the amount and percentage of the Corporation’s common stock beneficially owned by each director and nominee, each executive officer, and all of the Corporation’s directors, nominees, and executive officers collectively as a group.

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-Unless otherwise indicated in a footnote appearing below the table, all shares reported in the following table are owned directly by the reporting person. The number of shares owned by the respective directors, nominees and executive officers is rounded to the nearest whole share.

	Common Stock

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Robert A. Abel	18,135	(2)	*

Kimberly J. Brumbaugh	3,607	(3)	*

Matthew G. DeSoto	43,755	(4)	*

Maureen M. Gathagan	3,010		*

Howard R. Greenawalt	11,653		*

Robert C. Grubic	54,108	(5)	*

Brian A. Hudson, Sr.	500	(6)	*

Gregory M. Kerwin	36,597	(7)	*

Donald F. Kiefer	1,044,411	(8)	6.5%

Theodore W. Mowery	27,029	(9)	*

John E. Noone	44,119	(10)	*

Noble C. Quandel, Jr.	141,495	(11)	*

Rory G. Ritrievi	32,476	(12)	*

David E. Sparks	111,377	(13)	*

William A. Specht, III	43,950	(14)	*

Donald F. Holt	0	(15)	*

Scott W. Micklewright	10,674	(16)	*

Justin T. Webb	10,850	(17)	*

Joan E. Dickinson	1,697	(18)	*

Joseph L. Paese	5,374	(19)	*

All Officers and Directors as a Group (20 persons)	1,644,817	(20)	10.3%

*	Does not exceed 1% of the class based on the number of shares of common stock outstanding as of March 1, 2022.
(1)

Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director, with their spouses or directly by their spouses, or other relatives.

(2)	Includes 15,955 shares held jointly by Mr. Abel and his spouse in a Trust and 2,180 shares held jointly by Mr. Abel and his spouse, and excludes 703 shares of restricted stock.
(3)	Excludes 703 shares of restricted stock.
(4)

Includes 840 shares held by Mr. DeSoto in PUTMA for his children and 78 shares held by Mr. DeSoto as a 50% owner in a partnership account, for which he has sole voting power, and excludes 703 shares of restricted stock.

(5)	Excludes 703 shares of restricted stock.
(6)	Excludes 703 shares of restricted stock.
(7)	Shares held jointly by Mr. Kerwin and his spouse, and excludes 703 shares of restricted stock.
(8)	Includes 1,003,259 shares held by a family partnership, of which Mr. Kiefer is a managing partner, and excludes 703 shares of restricted stock.
(9)	Includes 286 shares held jointly by Mr. Mowery and his spouse, and excludes 703 shares of restricted stock.
(10)	Includes 29,100 shares held by Mr. Noone in a Trust, and excludes 703 shares of restricted stock.
(11)	Includes 61,083 shares held by Mr. Quandel’s spouse, and excludes 703 shares of restricted stock.
(12)	Includes 20,843 shares held jointly by Mr. Ritrievi and his spouse, and excludes 13,280 shares of restricted stock.
(13)	Includes 25,901 shares held by Mr. Sparks’ spouse and 5,562 shares held by Mr. Sparks’ family foundation, and excludes 703 shares of restricted stock.
(14)

Includes 5,605 shares held jointly by Mr. Specht and his spouse, and 4,900 shares held by Mr. Specht’s entity wholly-owned, and excludes 703 shares of restricted stock. Mr. Specht is trustee of a family trust of which 31,210 shares are held for the benefit of Janet E. Specht.

(15)	Excludes 500 shares of restricted stock.
(16)	Includes 10,274 shares held jointly by Mr. Micklewright and his spouse, and excludes 1,827 shares of restricted stock.
(17)	Includes 6,100 shares held jointly by Mr. Webb and his spouse, and excludes 1,827 shares of restricted stock.
(18)	Includes 891 shares held jointly by Ms. Dickinson and her spouse, and excludes 1,000 shares of restricted stock.
(19)	Excludes 1,250 shares of restricted stock.
(20)	Excludes 28,120 shares of restricted stock.

2022 PROXY STATEMENT	23

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are holding an advisory vote on the compensation of our named executive officers. At our 2021 annual meeting, over 90% of the votes cast by our shareholders approved the compensation paid to our named executive officers.

As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to our success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Mid Penn Bancorp, Inc. hereby approve the compensation of the Corporation’s named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in the Corporation’s proxy statement for the 2022 Annual Meeting of Shareholders.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR this proposal.

24

EXECUTIVE OFFICERS

Executive Officers of the Corporation and the Bank

The following table sets forth, as of March 1, 2022, selected information about the Corporation’s and Bank’s executive officers, each of whom is appointed by the Board and each of whom holds office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries

Rory G. Ritrievi	58	Board Chair of the Corporation and Bank since July 2021; President, Chief Executive Officer and Director of the Corporation and the Bank since 2009.

Justin T. Webb	39	Interim Chief Financial Officer of the Corporation and the Bank since March 2022; Senior Executive Vice President of the Bank since October 2018 and Chief Operating Officer of the Bank since May 2018; Executive Vice President from July 2014 to October 2018; Chief Risk Officer from July 2014 to May 2018.

Scott W. Micklewright	39	Senior Executive Vice President and Chief Revenue Officer of the Bank since October 2018; Executive Vice President from February 2013 to October 2018; Chief Lending Officer from June 2010 to October 2018.

Joan E. Dickinson	57	Executive Vice President and Chief Retail Officer since August 2021; Executive Vice President and Chief of Staff of the Bank from October 2018 to August 2021; Regional President from December 2017 to October 2018; Commercial Loan Manager from February 2017 to December 2017; Senior Vice President from January 2014 to October 2018.

Joseph L. Paese	62	Executive Vice President and Director of Trust and Wealth Management of the Bank since April 2016.

2022 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Key 2021 Business Accomplishments

Even in the midst of an ongoing global pandemic that severely impacted each of the United States, including Mid Penn’s home state of Pennsylvania, the Corporation still had a very successful year financially and operationally, while delivering on several key accomplishments:

Key 2021 Strategic Accomplishments

•	We originated over 2,800 Paycheck Protection Program (PPP) loans totaling $370 million during the first six months of 2021.

•	Throughout 2021, we provided liquidity to borrowers throughout our footprint by originating over $1.2 billion in non-PPP commercial loans, residential mortgages, and consumer loans.

•

We completed an underwritten public offering of 2,990,000 shares of common stock at a price of $25.00 per share, with aggregate gross proceeds of the offering totaling $75 million before underwriting discounts and offering expenses.

•

On June 30, 2021 we announced the acquisition of Riverview Financial Corporation and on November 30, 2021 we successfully completed the merger resulting in the issuance of 4,519,776 shares of common stock for a total purchase price of $143 million, adding $1.2 billion in assets to our balance sheet.

26

COMPENSATION DISCUSSION AND ANALYSIS

Key 2021 Financial Accomplishments

✓ With stock appreciation and dividends, we delivered a total shareholder return of 49% in 2021.

✓ Reported annual basic earnings per share of $2.71 for 2021, increased book value per share to $30.71 and increased tangible book value per share (a non-GAAP measure) to $22.99 for the year ended December 31, 2021.

✓ Total assets grew to nearly $5 billion as of December 31, 2021. Organic loan growth for 2021 was $191 million, or an annual increase of 9%. Organic deposit growth for 2021 was $475 million, or an annual increase of 19%.

✓ As a result of our PPP efforts in 2021, we generated an additional $18 million in loan processing fees, for a total of $39 million in fees generated since the inception of the program in 2020. $13 million of PPP fees were recognized as income for 2020 and $22 million was recognized in 2021 with the remainder anticipated to be recognized in future periods as the PPP loans are forgiven or otherwise repaid.

✓ For the year ended December 31, 2021, we increased noninterest income by $3.6 million or 20% compared to the prior year, primarily from the successes of our mortgage banking operation and revenues from secondary market mortgage sales, as well as favorable growth in our Trust and Wealth Management activities.

✓ Paid cash dividends during 2021 of $0.84 per common share.

Compensation Program Authority and Objectives

The Board has delegated the task of administering Mid Penn’s compensation program to the Compensation Committee. The Committee’s primary responsibility is to assure that the compensation structure and components for executive officers of the Corporation and its subsidiaries are designed to (i) align with the interests of our shareholders and the strategic goals of the Corporation and its subsidiaries, (ii) attract and retain highly-qualified executives who are motivated to achieve high levels of performance, both short-term and long-term, (iii) be competitive with compensation programs of peer institutions, (iv) not encourage undue risk-taking which would negatively affect the safety and soundness of the Corporation and its subsidiaries, and (v) comply with the requirements of the appropriate regulatory bodies.

In making its compensation decisions for 2021, the Compensation Committee desired to recognize the efforts of the members of the executive management team who guided the Corporation in achieving each of the foregoing milestones.

2022 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the key elements of our compensation program for our named executive officers. For the year 2021, our named executive officers are:

Name	Position

Rory G. Ritrievi	President, Chief Executive Officer and Director of the Corporation and Bank

Michael D. Peduzzi (1)	Former Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank

Donald F. Holt (2)	Interim Chief Financial Officer of the Corporation and Bank

Scott W. Micklewright	Senior Executive Vice President and Chief Revenue Officer of the Bank

Justin T. Webb	Senior Executive Vice President and Chief Operating Officer of the Bank

Joan E. Dickinson	Executive Vice President and Chief Retail Officer of the Bank

(1)	Mr. Peduzzi resigned as Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank effective August 30, 2021.

(2)	Effective August 30, 2021, the Board appointed Mr. Holt as Interim Chief Financial Officer of the Corporation.

Compensation Program Design Overview

The main elements of compensation for 2021 for the named executive officers were base salary, short-term incentives and bonuses, restricted stock awards, and the vesting of cash retention bonuses implemented in 2019. Such elements are consistent with the Corporation’s compensation objectives to align with the long-term growth and sustained earnings objectives of shareholders, and our ability to attract, retain, and motivate highly-qualified executives.

Management’s Input Involving the Compensation Program

The Compensation Committee considers the views and recommendations of the Chief Executive Officer in making compensation decisions affecting executive officers who report to him. The Chief Executive Officer’s role in recommending compensation levels and compensation program elements is to develop and recommend appropriate performance measures and targets for each individual, to report on the respective individual’s performance, to provide data and background material to enable the Compensation Committee to assess the labor market and to make specific recommendations on each named executive officer’s respective salary. The Chief Executive Officer does not recommend his own salary and is not present during the Compensation Committee’s or the Board’s discussions or decisions regarding his or his team’s specific compensation.

Supplementary to executive compensation peer data provided by the Corporation’s independent compensation consultant, members of the Corporation’s Finance and Human Resources management team periodically provide the Chief Executive Officer and the Compensation Committee with updated peer analyses, which compile compensation program data disclosed by other peer banks in their respective SEC filings, in order for the Compensation Committee to assess the competitive market for executive compensation, and the consistency of the Corporation’s elements and amount and trend of executive compensation with those of similarly-profiled peer banks.

28

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant’s Role in Determining Compensation

In 2021, the Compensation Committee continued to utilize the services of Meridian Compensation Partners, LLC, an independent consulting firm that specializes in executive and board compensation. In connection with the 2021 engagement, Meridian provided relevant peer data analysis (utilizing 2020 proxy information, the most recent compensation data publicly available) and advice for consideration by the Committee in evaluating compensation of the named executive officers. The Board’s objective is to compensate our executive officers at or around the 50th percentile of peers. The following peer group comprised of commercial banks with total assets ranging between $1.1 billion and $4.5 billion was used in Meridian’s analysis:

CNB Financial Corporation	Howard Bancorp, Inc.

Republic First Bancorp, Inc.	First Bank

Enterprise Bancorp, Inc.	MVB Financial Corp.

Arrow Financial Corporation	Codorus Valley Bancorp, Inc.

BCB Bancorp, Inc.	Bankwell Financial Group, Inc

Cambridge Bancorp	The Community Financial Corporation

First Community Bankshares, Inc.	Chemung Financial Corporation

Primis Financial Corp.	Premier Financial Bancorp, Inc.

American National Bankshares, Inc.	ACNB Corporation

Peoples Financial Services Corp.	Penns Woods Bancorp, Inc.

Summit Financial Group, Inc.	Citizens & Northern Corporation

Orrstown Financial Services, Inc.

Results of Shareholder Say on Pay Vote in Determining Compensation

Each year, the Corporation asks its shareholders to cast a non-binding advisory vote on the compensation of our named executive officers, known as a “say-on-pay” vote. At the 2021 Annual Meeting, the Corporation’s shareholders approved the compensation of our named executive officers by an overwhelming majority of more than 90% of votes cast. The Compensation Committee considers the shareholders’ voted level of approval of our executive compensation practices relative to both the current year, and say-on-pay voting trends over several years, as a key input when considering whether to significantly change the Corporation’s compensation policies and practices. The strong past-shareholder support of our compensation philosophy, combined with the strong retention of the executive management team, has led the Compensation Committee to conclude that a material change to such philosophy is not currently necessary, although the Committee continues to seek the advice of an independent compensation consultant, as well as data from management, to ensure that the Corporation’s pay practices are consistent with current market conditions and best practices.

2022 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay Ratio Disclosure

In 2015, the SEC adopted a rule requiring certain public companies to disclose the ratio of the total compensation of the CEO to the median compensation of its other employees.

For the Corporation, the median employee was determined using a census of all full-time and part-time employees as of November 30, 2021, which totaled 450 personnel excluding the CEO. The annual total compensation for all employees on this census was calculated using the same pay elements shown for the CEO in the “Summary Compensation Table – 2021”. The primary elements of this 2021 total compensation calculation included base salary/wages, bonuses and incentive compensation, employer matching contributions to the Corporation’s 401(k) plan, restricted stock grants, auto allowances, employer-paid life insurance premiums and nonqualified deferred compensation. For full-time employees who were hired during 2021, the base salary/wages element was annualized to determine the respective individual’s total compensation.

As disclosed in the “Summary Compensation Table – 2021,” the total compensation of the CEO for 2021 was $1,148,556. The 2021 total compensation of the median employee was $50,186.47. The resulting ratio of the CEO’s total compensation to that of the median employee is 22.9 to 1.

Components of Compensation

Base Salary

Base salary levels are set to attract and retain executives who can further the Corporation’s and Bank’s strategic objectives and who are motivated to achieve high levels of performance, both short-term and long-term. Base salary is the most significant component of the named executive officers’ compensation, and the Compensation Committee reviews it every year to determine whether the salary for each respective named executive officer is at an appropriate level when considering the relevant inputs. As mentioned above, the Chief Executive Officer reviews each named executive officer’s performance, other than his own, in making salary recommendations to the Compensation Committee. The Chief Executive Officer and the Compensation Committee consider each named executive officer’s general management performance; policy, procedure, and regulatory compliance; public relations; strategic objectives management; length of service with the Corporation and Bank; and the named executive officer’s position and areas of responsibility in making its determination of the appropriate level of base salary. The Compensation Committee reviews the Chief Executive Officer’s performance in making a salary recommendation to the Board.

Short-Term Incentives and Bonuses

In 2020 and 2021, the Corporation maintained an informal executive compensation plan pursuant to which our named executive officers were eligible to receive short-term cash and equity incentives for the achievement of corporate and individual performance goals. In order to receive a payment under the plan in 2021, the named executive officer had to be employed prior to September 30, 2020 and on the date of payout, and both the corporate and individual performance goals, which include actions that can only be taken by the named executive officer for the respective performance period, must be achieved. The short-term incentives for performance in 2020 and for the first quarter of 2021 paid to named executive officers were awarded in either the first or second quarter of 2021. A key input considered by the Compensation Committee in determining whether to recommend an award and the amounts thereof were the actual earnings performance of the Corporation for the full year of 2020 and the first quarter of 2021 compared to the Board-approved targeted net income available to common shareholders for the respective periods as well as other non-financial targets. The Board’s targeted net income for 2020 was $26,270,000 while actual net income for such period was $26,209,000. The Board’s targeted net income for the first quarter of 2021 was $5,794,000 while actual net income for that period was $9,312,000. The Compensation Committee believed that the Board-approved earnings targets were aggressive and difficult to achieve, particularly during a period of time dominated by the ongoing COVID-19 pandemic and the state and nation’s response thereto.

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COMPENSATION DISCUSSION AND ANALYSIS

As a result of this performance relative to the Board-approved targets, and taking into account the impacts of the COVID-19 pandemic on 2020 results, and considering each named executive officer’s respective performance goals and achievements, the Compensation Committee awarded cash incentive payments of $200,000 to Mr. Ritrievi, $75,000 each to Messrs. Peduzzi, Micklewright, and Webb, and $20,000 to Ms. Dickinson. These cash incentive payouts ranged from 8.2% to 38.2% of such executive’s 2021 base salary amounts.

Restricted Stock Plan

The Corporation continues to make restricted common stock awards to named executive officers, other members of management, and directors under the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan, which was initially approved by the Corporation’s shareholders in 2014 and subsequently amended in 2020 with shareholder approval. Restricted stock is common stock granted to an employee or director that does not vest until specific conditions are met. Typical conditions for employees receiving restricted stock grants include performance goals for the individual or the Corporation, and for the vesting thereof, the individual being required to remain employed with the Corporation or Bank for a specific number of years. Once the conditions are met, then the common stock vests and the employee obtains the shares without restrictions. The Board believes that restricted stock awards can serve as an important element in attracting and retaining employees and directors whom the Board expects to contribute to the Corporation’s growth and success both in the near-term, and over the longer-term vesting period and beyond, to realize benefits in the growth on the value of the Corporation’s stock in alignment with shareholder interests. By compensating employees and directors with shares of Corporation common stock, the employees and directors have additional incentive to ensure that the Corporation is successful. Based on the recommendations of the Compensation Committee, the Board determines to whom specifically it grants restricted stock, as well as the timing, vesting schedule, and number of shares subject to the award. The number of shares of common stock which may be issued under the Restricted Stock Plan, as amended, may not exceed 200,000 shares. The Compensation Committee may suspend or terminate the Restricted Stock Plan at any time and may amend the Restricted Stock Plan at any time provided that no such amendment may be made without shareholder approval if such approval is required by law, agreement or the rules of any exchange upon which the shares of common stock are listed. In addition, no such amendment, suspension or termination may impair the rights of participants still employed by the Corporation with respect to outstanding restricted shares previously awarded under the Restricted Stock Plan without their consent.

Two-Year Retention Bonuses

Beginning in 2019, following a year in which the Corporation consummated two acquisitions, the Compensation Committee awarded certain of the named executive officers with two cycles (2019 and 2020) of discretionary cash retention bonuses. While advanced in full on the grant date, these bonuses were structured such that they vest over a two-year period (one-half on each anniversary of the grant date), subject to the executive’s continued employment. In the event that the executive’s employment is terminated for cause or the executive resigns prior to the second anniversary of the grant date, the executive is required to repay any unvested portion plus interest on the unvested portion. Bonuses issued in 2020 will fully vest by 2022, and the amounts vested in 2021 are reflected in the Summary Compensation Table below.

Benefit Plans Available for All Employees

Certain benefit plans, including group insurance plans as described below, are not tied to Bank or individual performance. The cost of providing such plans to all eligible employees, including named executive officers, is viewed as a cost of doing business and not taken into account when determining specific compensation of the named executive officers.

Group Insurance Plans

The named executive officers participate in group insurance benefit plans that are generally available to all employees. These plans include group life insurance, group disability, health insurance and dental and vision benefits. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Bank. Under the group life insurance plan, Mr. Ritrievi was unable to get the same percentage of coverage as other employees due to the maximum benefit provided for in the

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COMPENSATION DISCUSSION AND ANALYSIS

plan. In order to afford Mr. Ritrievi the same long-term disability coverage as other employees, an individual policy was purchased with the premium (and Mr. Ritrievi’s associated income tax liability) reimbursed by the Bank.

Retirement Plan

In an effort to encourage its employees, including the named executive officers, to save for retirement, the Bank has established a tax-qualified 401(k) retirement plan for employees. The Bank believes that it is important to assist employees in saving for retirement and believes that by providing a mechanism to save for retirement, and through Bank matching of certain employee contributions, the Bank is providing the named executive officers with a reasonable and industry-expected incentive to continue in the employ of the Bank.

Employee Stock Purchase Plan

The Corporation has a Board approved Employee Stock Purchase Plan (the “Plan”), which has been in place effective January 1, 2011, to provide eligible employees of the Corporation or the Bank, including the named executive officers, with an opportunity to purchase shares of common stock of the Corporation at fair market value through payroll deductions. The Plan provides participants with a convenient method to acquire an interest in the common stock of the Corporation and realize the benefits of their efforts toward the long-term performance and success of the Corporation in alignment with our shareholders’ interests.

Company Vehicle

Each of the named executive officers, excluding Mr. Holt, is provided a company vehicle. Provision of a company vehicle is standard in the financial services industry as executive officers frequently meet clients and business associates at locations offsite of the Corporation’s offices. Each executive’s personal use of the company vehicle is tracked and calculated for inclusion in their taxable and total compensation.

Accounting and Tax Treatments

The Compensation Committee, in consultation with Finance management, considers the accounting and tax consequences of the compensation program and its elements, both for the Corporation and the individual, prior to making any changes to the compensation structure. Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to the named executive officers if certain thresholds are exceeded. Based upon the current base salary and compensation structure and existing agreements with the executives, the Corporation does not believe that Section 162(m) limitations were triggered in 2021 for our named executive officers, but this may be applicable in future years dependent upon factors including legislative changes to the limits, specific provisions and exclusions, or applicability of this tax code section.

Material Differences in Named Executive Officers’ Compensation

The differential between salary levels for each of the named executives is primarily driven by their respective positions, with consideration also given to the experience and time in their respective positions.

Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements

Change in Control Agreements

The Corporation has entered into change in control severance agreements with each of its named executive officers, other than Mr. Holt. Each agreement has a “double-trigger” payment feature requiring both a change in control of the Corporation and the involuntary termination of the executive’s employment without cause or voluntary termination of employment by the executive for “good reason” in order for the benefit to be payable.

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COMPENSATION DISCUSSION AND ANALYSIS

More specifically, in the event an executive’s employment is terminated on or within twelve months after a “change in control” during the term of the agreement either by the Corporation, other than for death or disability or for a reason other than “cause” (as defined in the agreement), or by the executive after the occurrence of certain specified events constituting “good reason” (described below), the Corporation will pay the executive a lump-sum cash payment. That payment is equal to 2.99 times the executive’s highest annual base salary in effect during the twelve months preceding the executive’s termination of employment with respect to Mr. Ritrievi, 2.5 times with respect to Messrs. Peduzzi, Micklewright, and Webb, and 2 times with respect to Ms. Dickinson. In addition, the executive and the executive’s beneficiaries will remain eligible to participate, on the same terms and conditions as apply from time to time to the Corporation’s executive management team, medical, vision and dental programs for two years (three years for Mr. Ritrievi), or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits, within thirty days following the executive’s termination. In the event that an executive other than Mr. Ritrievi becomes entitled to and receives benefits under the Agreement after a change in control, the executive will be subject to a six-month non-solicitation covenant. In the event that Mr. Ritrievi becomes entitled to and receives benefits under the Agreement after a change in control, he will be subject to a twelve-month non-solicitation covenant. In the event that the executive voluntarily terminates employment during the term of the Agreement prior to a change in control, the executive will be subject to non-compete and non-solicitation covenants for six months.

The specified events of “good reason” permitting an executive to terminate employment following a change in control and receive payments or benefits under the Agreement include: (i) a diminution in executive’s authority, title, duties or responsibilities following a change in control from the authority, title, duties or responsibilities existing as of a change in control; (ii) requirement that the executive perform a substantial portion of his or her duties at a location more than 50 miles from executive’s principal executive office on the date of the Agreement; or (iii) a diminution in executive’s base salary and other compensation and benefits existing as of a change in control.

If, within ninety days after a termination of an executive’s employment that entitles such executive to payments under the Agreement, the Corporation’s Board becomes aware of facts that, if known during the executive’s employment, it reasonably believes would have justified termination of such executive’s employment for cause (as defined in the Agreement), the Corporation may refrain from paying any unpaid amounts due under the Agreement or require the executive to promptly, but in no event less than ninety days after notice to such executive of such determination by the Corporation’s Board, repay any amounts previously paid or the value of any benefits previously received under the Agreement.

The agreement with each executive provides that, in the event that the payments to be received by the executive, when taken together with payments and benefits payable to or on behalf of the executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. As amended in March 2021, these change in control agreements no longer provide gross up language that would provide for an additional payment to the employee to reduce the effect of the tax under Section 4999 of the Code.

Each agreement is for a term of three years and shall renew for an additional year on each anniversary of the respective named executive officer’s signing, absent notice of non-renewal from either party.

Mr. Peduzzi’s agreement terminated upon his voluntary termination of employment effective August 30, 2021, without payment.

Employment Agreement with Mr. Ritrievi

Mr. Ritrievi is party to an employment agreement with the Corporation and the Bank, which, unless earlier terminated, automatically renews for a total of the next three years on each November 3rd. The employment agreement provides that Mr. Ritrievi will serve as the Chief Executive Officer and President of the Corporation and the Bank, reporting to their respective Boards of Directors. During the term of the employment agreement, Mr. Ritrievi will serve on the Bank’s Board and will be re-nominated for election to the Corporation’s Board, with the

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COMPENSATION DISCUSSION AND ANALYSIS

Corporation’s Board recommending such election to its shareholders, for any annual meeting of shareholders at which the Class of directors in which Mr. Ritrievi is serving will be elected. Mr. Ritrievi’s service as Director of the Corporation, the Bank, and any affiliate or subsidiary will immediately terminate upon the termination of his employment for any reason.

Under his employment agreement, Mr. Ritrievi is entitled to, among other things: (i) an annual base salary of at least $360,488, with any subsequent Board-approved increases to this amount being deemed to constitute amendments to the employment agreement to reflect the increased annual base salary amount; (ii) participate in any of the Corporation’s short-term performance plans generally made available to executives of the Corporation or the Bank; (iii) such stock-based incentives as may be granted from time to time by the Corporation’s Board under the Corporation’s stock-based incentive plans, and as are consistent with Mr. Ritrievi’s responsibilities and performance; (iv) participate in a supplemental executive retirement plan under the terms and conditions as determined by the Bank’s Board; (v) participate in or receive the benefits of any employee benefit plan currently in effect at the Bank, subject to his specific eligibility for and the terms of each such plan; and (vi) certain other perquisites related to paid annual vacation, personal and sick days, and use of a Corporation automobile in accordance with the automobile policy as established from time to time by the Corporation or the Bank. In the event that Mr. Ritrievi becomes entitled to receive benefits after a change in control of the Corporation, he will be subject to a twelve-month non-solicitation covenant. In the event that Mr. Ritrievi voluntarily terminates employment during the term of his employment agreement prior to a change in control, he will be subject to non-compete and non-solicitation covenants for twelve months.

The employment agreement and Mr. Ritrievi’s employment may be terminated for cause (as defined in the employment agreement) by written notice from the Corporation or the Bank. If the employment agreement is terminated for cause, Mr. Ritrievi’s rights under the employment agreement terminate as of the effective date of termination. The employment agreement also terminates without further payments to Mr. Ritrievi as of the termination date, in the event of his voluntary termination of employment or death. In the case of his disability (as defined in the employment agreement), Mr. Ritrievi will become eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, in which case the Bank’s obligation to pay Mr. Ritrievi his annual base salary will be reduced by such benefits. Under certain other types of disabilities set forth in the employment agreement, the employment agreement will terminate six months following a determination related to such disability by the Corporation’s Board.

In the event that Mr. Ritrievi’s employment is either involuntarily terminated other than for cause, death or disability, he will continue to receive his base salary in effect on the date of termination for a period equal to the greater of the remaining employment term or six months and participate in the Bank’s life, disability, medical/health insurance and other benefits substantially similar to those which Mr. Ritrievi was receiving during the year prior to the date of termination for the same period described above immediately following the date of termination, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits. Additionally, if Mr. Ritrievi’s employment is involuntarily terminated other than for cause, death or disability, he may elect, with respect to the automobile made available to him, to, as applicable, purchase such vehicle, assume the lease, or return the vehicle to the Bank without any further liability.

Supplemental Executive Retirement Plan Agreements

In the third quarter of 2018, the Bank entered into supplemental executive retirement plan agreements (“SERPs”) with Messrs. Ritrievi, Peduzzi, Micklewright, and Webb, which were last amended in March 2021. Ms. Dickinson entered into a SERP with the Bank during the fourth quarter of 2020, which was subsequently amended in March 2021. Each SERP provides for the monthly payment of a fixed cash benefit over a period of fifteen (15) years, commencing on the first day of the month following the executive’s separation from service: (i) occurring on or after reaching normal retirement age (age 70); (ii) due to disability; (iii) due to death; or (iv) within two (2) years following a change in control of the Bank. As amended, each executive’s SERP benefit partially vests each year until fully vested on January 1, 2026 for Messrs. Ritrievi, Peduzzi, Micklewright, and Webb, and January 1, 2028 for Ms. Dickinson. Any unvested portion of the benefit fully vests upon a change in control of the Bank. The terms of the SERPs are identical for each executive, except for the amount of the annual benefit, which is as follows: Mr. Ritrievi—$125,000;

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Peduzzi—$90,000; Messrs. Micklewright and Webb—$80,000; and Ms. Dickinson—$60,000. The Board of Directors of the Corporation reserves the right to increase the amount of the benefit from time to time, in its discretion.

In the event that any payment owing under the SERP would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, each SERP provides the executive with the same election right as that described under the heading “Change in Control Agreements” above. As amended in March 2021, these change in control agreements no longer provide gross up language that would provide for an additional payment to the employee to reduce the effect of the tax under Section 4999 of the Code.

The SERP also contains non-competition and non-solicitation covenants substantially similar to those contained in the employment agreement to which Mr. Ritrievi is currently a party and the change in control agreement to which each of the other executives is a party. A violation of such covenants, except in limited circumstances, would result in the forfeiture of any unpaid benefits to the executive.

As of the voluntary termination of his employment effective August 30, 2021, Mr. Peduzzi was vested in his SERP in an annual amount of $36,000. Payments commenced in October 2021 and will continue for 15 years, subject to continued compliance with the restrictive covenants described above unless waived by the Board.

Risk Analysis of Compensation Practices and Policies

The Compensation Committee reviewed the compensation policies and practices for all employees and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.

Compensation Committee
Theodore W. Mowery, Chair	Maureen M. Gathagan
Kimberly J. Brumbaugh	Gregory M. Kerwin
Matthew G. DeSoto	Noble C. Quandel, Jr.

Compensation Committee Interlocks and Insider Participation

The Corporation has no Compensation Committee interlocks. Messrs. Mowery, DeSoto, Kerwin, Quandel and Specht and Ms. Brumbaugh constitute all of the directors who served on the Compensation Committee at any time during 2021. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2021, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Non-banking relationships that members of the Compensation Committee have had or maintain with the Corporation or Bank are described under the heading, “Related Person Transactions”. Rory G. Ritrievi, Chair, President, and Chief Executive Officer of the Corporation, attended Compensation Committee meetings only when and to the extent requested by the Committee. Mr. Ritrievi did not participate in determining his own compensation.

2022 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

The following discussion provides details of the various components of executive compensation.

Summary Compensation Table

The following table summarizes the total compensation awarded or earned for services in all capacities to the Corporation or the Bank for the years ended December 31, 2021, December 31, 2020, and December 31, 2019, for the named executive officers (for the years ended December 31, 2021 and December 31, 2020 for Ms. Dickinson, and the year ended December 31, 2021 for Mr. Holt).

Summary Compensation Table – 2021

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Rory G. Ritrievi President & Chief Executive Officer	2021	522,885	68,750	200,004	—	200,000	124,191	32,726	1,148,556
	2020	500,000	237,500	168,249	—	87,500	100,435	32,300	1,125,984
	2019	488,462	—	104,240	—	75,000	92,662	30,078	790,442
Michael D. Peduzzi (5) Senior Executive VP & Chief Financial Officer	2021	206,563	32,500	20,000	—	75,000	288,448	13,559	636,070
	2020	290,675	161,000	26,088	—	20,000	64,341	17,689	579,793
	2019	284,615	—	19,545	—	25,000	59,603	14,424	403,187
Donald F. Holt (6) Interim Chief Financial Officer	2021	106,250	—	13,150	—	50,000		1,653	171,053
Scott W. Micklewright Senior Executive VP & Chief Revenue Officer of the Bank	2021	293,962	32,500	20,000	—	75,000	36,492	26,456	484,410
	2020	271,728	165,000	38,188	—	20,000	29,361	25,227	549,504
	2019	265,000	—	19,545	—	25,000	27,199	23,898	360,642
Justin T. Webb Senior Executive VP & Chief Operating Officer of the Bank	2021	293,962	32,500	20,000	—	75,000	36,018	23,844	481,324
	2020	271,728	165,000	38,188	—	20,000	28,979	26,806	550,701
	2019	265,000	—	19,545	—	25,000	26,845	28,677	365,067
Joan E. Dickinson Executive VP & Chief Retail Officer of the Bank	2021	244,363	5,000	14,225	—	20,000	49,293	27,842	360,723
	2020	234,848	50,000	7,460		30,000	18,924	23,457	364,689

(1)	This amount includes the vested portion of the two-year retention bonuses granted in 2019 and 2020 described under “Two-Year Retention Bonuses.”

(2)

We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the full grant date fair value of the restricted stock awards granted July 25, 2019, July 24, 2020, September 1, 2020, December 22, 2020, and June 1, 2021. Depending upon the terms of each respective grant, some percentage of the shares of restricted stock granted vests on each anniversary of the date of grant (each, a “vesting tranche”), but only if such named executive officer remains continuously employed through the applicable anniversary date. The vesting periods range from one year to four years. We include the assumptions used in the calculation of these amounts in the footnotes to our audited financial statements included in our respective Annual Report on Form 10-K for the fiscal years ended December 31, 2019, 2020 and 2021.

(3)

Represents the aggregate increase of $4,060, $3,781, and $3,125 in the present value of the officer’s accumulated benefit under the Director Retirement Plan for Mr. Ritrievi in 2021, 2020, and 2019, respectively, and reflects the change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPs), described under the heading “Nonqualified Deferred Compensation Table”.

(4)	Includes the amounts on the following table that we paid to or on behalf of the named executive officers during 2021.

(5)	Mr. Peduzzi voluntarily terminated employment effective August 30, 2021.
(6)	Mr. Holt was appointed Interim Chief Financial Officer effective August 30, 2021.

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EXECUTIVE COMPENSATION

Summary of “All Other Compensation” – 2021

	Ritrievi ($)	Peduzzi ($)	Holt ($)	Micklewright ($)	Webb ($)	Dickinson ($)

401(k) Match	13,050	10,120	1,500	13,050	11,278	10,676

Life and Disability Insurance	934	623	78	934	934	934

Personal Use of Company Vehicle	5,954	2,816	–	2,076	5,967	2,290

Disability Premium Reimbursement	4,972	–	–	–	–	–

Medical Waiver	–	–	–	–	–	1,040

Tax Reimbursements	558	–	–	–	–	–

Country Club Memberships	7,153	–	–	10,291	5,400	12,797

Other Miscellaneous Compensation	105	–	75	105	265	105

Total	32,726	13,559	1,653	26,456	23,844	27,842

Retirement Plans

The Corporation does not maintain a defined benefit pension plan for its employees. Mr. Ritrievi, however, participates in the Director Retirement Plan in connection with his service on our Board. We describe the Director Retirement Plan under the caption “Compensation of the Board.”

The Bank maintains the Mid Penn Bank Retirement Plan (hereafter, the “Retirement Plan”), which is a defined contribution plan and covers all eligible Bank employees, including the named executive officers. The Retirement Plan also has a 401(k) provision for all eligible Bank employees. Eligible employees are entitled to receive a share of the Bank’s discretionary profit-sharing contribution to the Retirement Plan for a year if they are Bank employees on December 31st of that year. For 2021, the Board approved a 401(k) safe harbor matching contribution rate of 100% on the first 4% of the employee deferral contributions plus 50% on the next 1% of the employee deferral contributions, up to a maximum Bank contribution of 4.50%. The Board may adjust its matching rate on an annual basis at its discretion.

The Board makes discretionary contributions to the Retirement Plan based on the recommendation of the Compensation Committee. The Corporation did not make a discretionary profit-sharing contribution for 2021. Distribution under the Retirement Plan can be made to participating employees upon retirement, either normal or early retirement as defined in the Retirement Plan’s provisions, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The Retirement Plan’s discretionary contributions and non-safe harbor contributions are subject to vesting at the rate of 20% per year after the first two years of service with 100% vesting after six full years of service. The 401(k) safe harbor matching contributions are 100% vested when made. Participants are always 100% vested in their own 401(k) contributions. As of December 31, 2021, each of the named executive officers was 100% vested in their discretionary accounts.

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EXECUTIVE COMPENSATION

Stock Awards

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2021.

Outstanding Equity Awards at Fiscal 2021 Year End

	Stock Awards

Name	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Rory G. Ritrievi	13,280	421,507

Donald F. Holt	500	15,870

Scott W. Micklewright	1,827	57,989

Justin T. Webb	1,827	57,989

Joan E. Dickinson	1,000	31,740

On June 1, 2021, the Corporation awarded restricted stock to each of our named executive officers under the Restricted Stock Plan, which is described above under the caption “Restricted Stock Plan.” Each named executive officer’s shares vest 25% on each anniversary of the date of grant (each, a “vesting tranche”), but only if the named executive officer remains continuously employed through the applicable anniversary date. In general, a participant in the Restricted Stock Plan will forfeit shares then unvested upon his or her termination of employment for any reason. Upon a participant’s death, the participant will vest in unvested shares with respect to the vesting tranche in the year of the participant’s death as if the participant remained employed.

The following table sets forth the number of shares acquired upon the vesting of stock awards by our named executive officers during the fiscal year ended December 31, 2021.

Option Exercises and Stock Vested – 2021

	Stock Awards

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Rory G. Ritrievi	6,934	182,442

Michael D. Peduzzi	688	18,246

Scott W. Micklewright	1,688	49,876

Justin T. Webb	1,688	49,876

Joan E. Dickinson	200	5,304

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EXECUTIVE COMPENSATION

Pension Benefits

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each of our named executive officers.

Pension Benefits – 2021

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Rory G. Ritrievi	Director Retirement Plan	12	47,661	0

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Rory G. Ritrievi	N/A	124,191	N/A	N/A	339,022

Michael D. Peduzzi	N/A	288,448	N/A	12,500	418,957

Scott W. Micklewright	N/A	36,492	N/A	N/A	101,752

Justin T. Webb	N/A	36,018	N/A	N/A	100,430

Joan E. Dickinson	N/A	49,293	N/A	N/A	68,217

The nonqualified deferred compensation reflects contributions to date under the respective individual’s Supplemental Executive Retirement Plan.

2022 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Each of the named executive officers would be entitled to certain contractual benefits if their employment terminates under certain circumstances preceding or following a change in control. The agreements are described under the caption “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements” included in the Compensation Discussion and Analysis. We calculated the potential post-employment payments due to each of these named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2021. Actual amounts payable can only be determined at the time of such executive’s termination.

				Before Change in Control		After Change in Control

		Termination for Disability	Termination on account of Death	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason

Rory G. Ritrievi	Severance (1)	$0	$0	$1,519,986	$1,519,986	$1,605,000	$1,605,000
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$1,093,755	$1,093,755
	Welfare continuation (3)	$0	$0	$70,822	$70,822	$68,472	$68,472
	Value of accelerated restricted stock	$0	$0	$0	$0	$421,507	$421,507
	Total	$0	$0	$1,590,808	$1,590,808	$3,188,734	$3,188,734

Donald F. Holt	Value of accelerated restricted stock	$0	$0	$0	$0	$15,870	$15,870
	Total	$0	$0	$0	$0	$15,870	$15,870

Scott W. Micklewright	Severance (1)	$0	$0	$0	$0	$812,500	$812,500
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$700,005	$700,005
	Welfare continuation (3)	$0	$0	$0	$0	$44,086	$44,086
	Value of accelerated restricted stock	$0	$0	$0	$0	$57,989	$57,989
	Total	$0	$0	$0	$0	$1,614,580	$1,614,580

Justin T. Webb	Severance (1)	$0	$0	$0	$0	$812,500	$812,500
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$700,005	$700,005
	Welfare continuation (3)	$0	$0	$0	$0	$45,648	$45,648
	Value of accelerated restricted stock	$0	$0	$0	$0	$57,989	$57,989
	Total	$0	$0	$0	$0	$1,616,142	$1,616,142

Joan E. Dickinson	Severance (1)	$0	$0	$0	$0	$500,000	$500,000
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$708,750	$708,750
	Welfare continuation (3)	$0	$0	$0	$0	$0	$0
	Value of accelerated restricted stock	$0	$0	$0	$0	$31,740	$31,740
	Total	$0	$0	$0	$0	$1,240,490	$1,240,490

(1)	For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements”.

(2)

Represents the unvested portion of each executive’s SERP, and assumes separation from service within 24 months following the change in control, thereby accelerating the vesting of such portion. As of December 31, 2021, the vested portion of each executive’s SERP, which is payable upon a separation of service for any reason other than cause, was as follows: Mr. Ritrievi - $781,245; Messrs. Micklewright and Webb - $499,995; and Ms. Dickinson - $191,250.

(3)	Assumes no increase in the cost of welfare benefits.

Additionally, as described above, Micheal D. Peduzzi, former Senior Executive Vice President and Chief Financial Officer of the Company, voluntarily terminated employment effective August 30, 2021. At the time of his termination, Mr. Peduzzi was vested in his SERP in the aggregate amount of $540,000. Pursuant to the terms of the SERP agreement, this vested benefit will be paid in equal monthly installments over the next 15 years.

40

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

AUDIT COMMITTEE REPORT	42

CHANGE IN THE CORPORATION’S CERTIFYING ACCOUNTANT	44

The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Corporation and the Bank by RSM US LLP in 2021 and 2020 are described under the “Audit Committee Report,” below.

The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm. Although this ratification is not required by the Corporation’s By-laws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2022.

No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment. In the event that shareholders do not ratify the appointment of RSM US LLP, the Audit Committee would take a number of factors into account in determining its course of action, including its evaluation of the services provided by RSM US LLP and the remaining term of the Corporation’s engagement of RSM US LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

Representatives of RSM US LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate shareholder questions.

2022 PROXY STATEMENT	41

AUDIT COMMITTEE REPORT

The Board adopted a written charter for the Audit Committee. The Audit Committee Charter is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•

reviewed and discussed the fiscal year 2021 audited financial statements, and the management report on internal controls over financial reporting, with both management and the independent registered public accounting firm, RSM US LLP;

•

discussed with the independent registered public accounting firm, the matters required to be discussed by PCAOB Audit Standard 1301 (Communications with Audit Committees) as issued by the Public Company Accounting Oversight Board; and

•

reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Independence Rules and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2021, be included in the Corporation’s annual report and filed with the SEC.

Mid Penn’s independent registered public accounting firm for the years ended December 31, 2021 and 2020 was RSM US LLP and for the year ended December 31, 2019, our independent registered public accounting firm was BDO USA, LLP. The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2022.

Aggregate fees billed to the Corporation and the Bank by RSM US LLP for 2021 and 2020, the independent registered public accountants, for professional services rendered are as follows:

Year Ended December 31,	2021	2020

Audit fees	$565,492	$300,325

Audit-related fees	$141,761	$0

Tax fees	$0	$0

All other fees	$0	$0

Audit fees for 2021 and 2020 include professional services rendered for the audit of the Corporation’s annual consolidated financial statements (including amounts not yet billed, but expected to be billed) and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit-related fees for 2021 include fees for professional services rendered in connection with the Corporation’s follow-on public offering of common stock in May 2021, the Corporation’s registration statement filed with the SEC in September 2021 in connection with the merger acquisition of Riverview, and performance of the retirement plan audit.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee, which is comprised of six directors, all of whom are considered “independent” as defined in Nasdaq listing standards and are listed in the table below. John E. Noone, Robert A. Abel, Howard R. Greenawalt, and Brian A. Hudson, Sr. are qualified as Audit Committee financial experts within the meaning of rules and regulations promulgated by the SEC and Nasdaq listing standards, and the Board has determined that they have accounting and related financial management expertise to satisfy the requirements of the SEC and Nasdaq.

42

AUDIT COMMITTEE REPORT

The Audit Committee Charter requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other permissible services. Under the charter, pre-approval will generally be provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Prior to approval, the Committee verifies with the auditor the nature of the proposed services to ensure independence will not be compromised. Under the charter, a de minimis exception is provided whereby pre-approval may be waived for non-audit services that meet all of the following requirements:

•	the aggregate amount of all such services is not more than five percent of the total amount of fees paid to the independent auditor during the year in which the services are provided;

•	such services were not recognized as non-audit services by the Corporation at the time of the engagement; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit.

RSM US LLP advised us that it is independent with respect to the Corporation, within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Current committee membership is displayed in the following table.

Audit Committee
John E. Noone, Chair	Robert C. Grubic
Robert A. Abel	Brian A. Hudson, Sr.
Howard R. Greenawalt	William A. Specht, III

2022 PROXY STATEMENT	43

CHANGE IN THE CORPORATION’S CERTIFYING ACCOUNTANT

Following a competitive process commenced at the direction of the Audit Committee of the Board of Directors of the Corporation, on September 4, 2020, the Corporation selected RSM US LLP as the Corporation’s new principal accountants for the year ending December 31, 2020. As a result of the engagement of RSM, the Corporation dismissed BDO USA, LLP as the Corporation’s principal accountants. Both the engagement of RSM and the dismissal of BDO were made upon the recommendation of the Audit Committee.

The audit reports of BDO on the Corporation’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through September 4, 2020, there were no: (1) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Corporation and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events within the meaning of Item 304(a)(1)(v) of SEC Regulation S-K.

The Corporation provided BDO and RSM with a copy of the disclosure contained in this proxy statement prior to filing this proxy statement with the Securities and Exchange Commission.

During the years ended December 31, 2019 and 2018 and the subsequent interim period prior to engaging RSM, the Corporation did not consult with RSM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that RSM concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

44

ADDITIONAL INFORMATION

DELINQUENT SECTION 16(A) REPORTS

The officers and directors of the Company and beneficial owners of greater than 10% of the common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of Corporation common stock. SEC rules require disclosure in the Corporation’s Proxy Statement of the failure of an officer, director or 10% beneficial owner of the common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Corporation’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2021, except that each of Directors Grubic and Kerwin was delinquent in filing a Form 4 with respect to one transaction for the acquisition of 365 and 395 shares, respectively, resulting from the conversion of their shares of Riverview Financial Corporation common stock into Corporation common stock in connection with the Riverview acquisition. The Form 4 was subsequently filed upon identification of the oversight.

SHAREHOLDER PROPOSALS OR NOMINATIONS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2023 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to the Corporation at 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attn: Elizabeth O. Martin, Corporate Secretary, no later than November 25, 2022.

In accordance with the Corporation’s By-laws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the Corporation’s proxy materials, must comply with the procedures specified in the Corporation’s By-laws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary, no later than 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders. For the 2023 Annual Meeting of Shareholders, this period will end on November 25, 2022.

In accordance with the Corporation’s By-laws, a shareholder who desires to nominate candidates for election to the Board must comply with the procedure specified in the By-laws, including providing proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary no later than the earlier of (i) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders, or (ii) the deadline for submitting a proposal for inclusion in the Corporation’s proxy materials in accordance with the rules of the SEC. For the 2023 Annual Meeting of Shareholders, this period will end on November 25, 2022.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, if the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that the Corporation solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.

2022 PROXY STATEMENT	45

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Why am I receiving these materials?	A:	The Board of Directors of the Corporation is soliciting proxies for use at the Mid Penn Bancorp, Inc. 2022 Annual Meeting of Shareholders, which will be held in a virtual meeting format conducted exclusively by webcast on Tuesday, May 10, 2022, at 10:00 a.m. EDT.

Q:	Why are you holding a virtual meeting instead of a physical meeting?	A:	Our Board of Directors and management are sensitive to the ongoing COVID-19 pandemic. To ensure the health and well-being of our shareholders, directors, officers, and employees, we have decided to once again hold our annual meeting virtually. Your attendance at the annual meeting via the webcast affords you the same rights and opportunities as you would have at an in-person meeting. We intend to resume in-person meetings of our shareholders when normal circumstances permit.

Q:	What am I being asked to vote on?	A:

At the annual meeting, shareholders of record as of March 1, 2022 (the record date) will be asked to:

(i)  elect four (4) directors to Class C for three (3) year terms expiring in 2025;

(ii)   approve a non-binding, advisory vote regarding the compensation paid to our named executive officers as disclosed in this proxy statement; and

(iii)  ratify the selection of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be properly presented at the annual meeting, the proxies will vote according to the directions of the Board of Directors.

Q:	How does the Board of Directors recommend I vote my shares?	A:	The Board recommends that shareholders vote FOR each of the aforementioned proposals. As of the record date, directors and executive officers of the Corporation and their affiliates had the right to vote 1,644,817 shares of Corporation common stock, or 10.3% of the outstanding Corporation common stock entitled to vote at the annual meeting.

Q:	What do I need to do now?	A:	After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

46

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Who is entitled to vote at the annual meeting?	A:	Shareholders of record, sometimes referred to as a “registered shareholder,” as of the close of business on March 1, 2022, which is referred to as the “record date,” are entitled to notice of, and to vote at, the annual meeting.

Q:	How many votes do I have?	A:	Each outstanding share of common stock is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

Q:	How do I vote my shares?	A:

Shareholders of record may vote their shares by completing and returning the enclosed proxy card, by Internet, by telephone or by voting virtually at the annual meeting.

Voting by Proxy. Shareholders of record may vote their shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call 1-800-652-8683 and then follow the instructions.

Voting Virtually at the Annual Meeting. Shareholders of record may virtually attend the annual meeting and vote. Information regarding how to virtually attend the annual meeting is included below and in the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

Q:	If my shares are held in street name by a broker, will my broker automatically vote my shares?	A:	If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters. A “broker non-vote” results on a matter when your broker or nominee returns a proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee only has discretionary voting power with respect to the proposal regarding the ratification of the selection of the independent registered public accounting firm. You may not vote shares held in street name during the annual meeting unless you obtain a legal proxy from that organization holding your account. It is important that you instruct your broker how to vote your shares.

2022 PROXY STATEMENT	47

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	What constitutes a quorum for the annual meeting?	A:	As of the record date, 15,957,830 shares of Corporation common stock were outstanding, each of which will be entitled to one vote at the meeting. Under Mid Penn’s By-laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Abstentions are also included for determining the presence of a quorum. If you fail to submit a proxy prior to the annual meeting or to vote at the meeting, your shares of will not be counted towards a quorum.

Q:	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the annual meeting?	A:

The four candidates for director receiving the highest number of votes cast by shareholders, even if less than a majority, will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees received the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of each of the other proposals will require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Under Pennsylvania law, abstentions are not considered “votes cast” and, accordingly, will have no effect on such other proposals.

Q:	How can I attend the annual meeting?	A:

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 1, 2022, the record date. No physical meeting will be held.

You will be able to attend the annual meeting online by visiting https://meetnow.global/MVZN56R. You also will be able to vote your shares online by attending the annual meeting by webcast.

To participate in the annual meeting, you will need to review the information included below and on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m., EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the annual meeting virtually on the Internet?	A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting via the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.

48

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Mid Penn Bancorp, Inc. holdings, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EDT, on Wednesday, May 4, 2022.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare

Mid Penn Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Should you have any questions regarding the registration process, please contact Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, (866) 642-7736.

Q:	Can I change my vote?	A:

Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Corporate Secretary, or (3) virtually attending the annual meeting, notifying the Corporate Secretary and voting at the annual meeting. Mid Penn’s Corporate Secretary’s mailing address is Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attention: Corporate Secretary.

Any shareholder entitled to vote virtually at the annual meeting may vote regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere virtual presence (without notifying Mid Penn’s Corporate Secretary) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.

Q:	How will proxies be solicited and who will bear the cost of soliciting votes for the annual meeting?	A:	The Corporation’s directors, officers and Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

2022 PROXY STATEMENT	49

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	What if I receive more than one proxy?	A:	Your shares are probably registered differently or are in more than one account. Vote all proxies you receive to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, Computershare at (800) 368-5948, if you directly hold registered shares.

Q:	How may I submit a question for the annual meeting?	A:	In order for management to thoroughly answer any questions that you may have about the Corporation or our annual meeting materials, including financial statements, we ask that you submit your questions prior to the Annual Meeting of Shareholders. You may submit questions either by mail, email or telephone by contacting Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, elizabeth.martin@midpennbank.com, (866) 642-7736. Questions received in advance of the meeting will be compiled by the Corporate Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the meeting.

Q:	When are nominations and proposals due from shareholders for the 2023 Annual Meeting?	A:	In order to be considered timely, you must submit your shareholder proposal or director nomination in writing by November 25, 2022, to Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110.

Q:	What is “householding”?	A:	In accordance with Securities Exchange Act Rule 14a-3(e)(1), the Corporation in the future intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless the Corporation receives contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders should notify Elizabeth O. Martin at Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110 or call (866) 642-7736 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Corporation’s transfer agent, Computershare, at (800) 368-5948, if you directly hold registered shares.

Q:	Whom should I contact if I have additional questions?	A:

If you are a Mid Penn shareholder and have any questions about the annual meeting, need assistance in submitting your proxy or voting your shares of Mid Penn common stock, or if you need additional copies of this document or the enclosed proxy card, you should contact:

Mid Penn Bancorp, Inc.

2407 Park Drive

Harrisburg, Pennsylvania 17110

Attention: Investor Relations

Telephone: (866) 642-7736

50

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/MPB or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MPB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert A. Abel	☐	☐	02 - Matthew G. DeSoto	☐	☐	03 - Theodore W. Mowery	☐	☐

04 - William A. Specht, III	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	An advisory vote to approve the compensation of the Corporation’s named executive officers.	☐	☐	☐	.	3.	To ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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03L10D

The 2022 Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held on

Tuesday, May 10, 2022 at 10:00 a.m. EDT, virtually via live webcast at https://meetnow.global/MVZN56R.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.edocumentview.com/MPB.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MPB.

  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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MID PENN BANCORP, INC.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for the Annual Meeting – May 10, 2022

Roberta A. Hoffman, Scott W. Micklewright, and Edward P. Williams, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on May 10, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxy Holders will vote the shares represented by this proxy FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.